UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Hercules Technology Growth Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

May 23, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Hercules Technology Growth Capital, Inc. to be held on Thursday, June 21, 2007 at 10:00 a.m., Eastern Time, at the offices of Ropes & Gray LLP located at One International Place, Boston, Massachusetts 02110.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the annual meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.

Sincerely yours,

/s/ Manuel A. Henriquez

Manuel A. Henriquez

Chairman of the Board of Directors, President

and Chief Executive Officer

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 21, 2007

To the Stockholders of Hercules Technology Growth Capital, Inc.:

The 2007 Annual Meeting of Stockholders of Hercules Technology Growth Capital, Inc., a Maryland Corporation (the “Company”), will be held at the offices of Ropes & Gray LLP located at One International Place, Boston, Massachusetts 02110 on Thursday, June 21, 2007, at 10:00 a.m. Eastern Time for the following purposes:

1.	To elect one director of the Company who will serve for three years, or until his successor is elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To approve the amended and restated 2004 Equity Incentive Plan allowing for the issuance of restricted stock under the respective plan;

4.	To approve the amended and restated 2006 Non-Employee Director Plan allowing for the issuance of restricted stock under the respective plan; and

5.	To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on May 11, 2007. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. As a registered shareholder, you may also authorize your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

/s/ Scott Harvey

Scott Harvey

Secretary

May 23, 2007

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because the board of directors of the Company is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders. The meeting will be held at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110 on June 21, 2007, at 10:00 a.m.

This proxy statement summarizes the information regarding the matters to be voted upon at the meeting. You do not need to attend the meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card.

On May 11, 2007, our “record date” for determining shareholders entitled to vote at the meeting, there were 23,102,418 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this proxy statement on or about May 23, 2007 to all shareholders entitled to vote their shares at the meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares of common stock that you owned on the record date.

Q:	How do I vote by proxy?

A:	If you properly cast your vote by both executing and returning the enclosed proxy card or by authorizing your proxy by telephone or via the Internet, and you don’t subsequently withdraw or revoke that vote, your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board: “FOR” electing the nominee for director, “FOR” ratifying the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, “FOR” approving the amended and restated 2004 Equity Incentive Plan, and “FOR” approving the amended and restated 2006 Non-Employee Director Plan.

If any other matter is presented, your proxy will vote in accordance with the proxy’s best judgment. At the time we printed this proxy statement, we knew of no matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Q:	May my broker vote for me?

A:	Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the meeting your broker may, without instructions from you, vote on the proposal for the election of one director and the proposal of ratify Ernst & Young LLP as the Company’s independent registered public accounting firm.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or authorize your shares by telephone, via the Internet or at the meeting by following these procedures. To revoke your proxy:

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Scott Harvey, Secretary and Chief Legal Officer;

•	Authorize again by telephone or Internet; or

•	Attend the meeting and vote in person.

Q:	How do I vote in person?

A:	If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on May 11, 2007, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Abstentions and broker non-votes will be treated as shares present for quorum purposes.

Q:	What vote is required to approve the election of the director?

A:	The election of a director requires the affirmative vote of the holders of a plurality of stock outstanding and entitled to vote thereon. So, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. For purposes of the election of the director, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Q:	What vote is required to ratify the independent registered public accounting firm?

A:	The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Q:	What vote is required to approve the amended and restated 2004 Equity Incentive Plan and the amended and restated 2006 Non-Employee Director Plan?

A:	The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to approve the amended and restated 2004 Equity Incentive Plan and the amended and restated 2006 Non-employee Director Plan. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Q:	Is voting confidential?

A:	We keep all the proxies and ballots private as a matter of practice.

Q:	What are the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. The Company has also retained American Stock Transfer & Trust Company to assist in the solicitation of proxies for a fee estimated at $3,000, plus out-of-pocket expenses. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the meeting, voting or your ownership of Hercules common stock, please call us at (650) 289-3060 or send an e-mail to Scott Harvey at sharvey@herculestech.com.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

PROXY STATEMENT

2007 Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Hercules Technology Growth Capital, Inc. a Maryland Corporation (the “Company,” “we,” “us” or “our”), for use at the Company’s 2007 Annual Meeting of Stockholders to be held on Thursday, June 21, 2007, at 10:00 a.m. at the offices of Ropes & Gray LLP located at One International Place, Boston, Massachusetts 02110 and at any postponements or adjournments thereof. This proxy statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are first being sent to stockholders on or about May 23, 2007.

We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee as director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, American Stock Transfer & Trust Company (“AST”), in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the meeting. Any stockholder of record attending the meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the AST Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report (on Form 10-K) and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in AST’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

Purpose of Meeting

At the meeting, you will be asked to vote on the following proposals:

1.	To elect one director of the Company who will serve for three years, or until his successor is elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To approve the amended and restated 2004 Equity Incentive Plan allowing for the issuance of restricted stock under the plan; and

4.	To approve the amended and restated 2006 Non-Employee Director Plan allowing for the issuance of restricted stock under the plan; and

5.	To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares at the meeting only if you were a stockholder of record at the close of business on May 11, 2007, which we refer to as the record date. On May 11, 2007, there were 23,102,418 shares of the Company’s common stock outstanding. Each share of the common stock is entitled to one vote.

Quorum Required

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will also be treated as shares present for quorum purposes.

If a quorum is not present at the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Election of Director. The election of a director requires the affirmative vote of the holders of a plurality of the shares of stock outstanding and entitled to vote thereon. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Approval of the amended and restated 2004 Equity Incentive Plan. The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to approve the amended and restated 2004 Equity Incentive Plan. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Approval of the amended and restated 2006 Non-Employee Director Plan. The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to approve the amended and restated 2006 Non-Employee Director Plan. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Additional Solicitation. If there are not enough votes to approve any one or more of the proposals at the meeting, the stockholders who are represented may adjourn the meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation

We will bear the expense of the solicitation of proxies for the meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 11, 2007, the beneficial ownership of each current director, the nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of May 11, 2007 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 23,102,418 shares of common stock outstanding as of May 11, 2007.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o Company. Our address is 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class
Interested Director
Manuel A. Henriquez(1)	1,116,771	4.8%

Independent Directors
Robert P. Badavas	13,668	*
Joseph W. Chow(2)	35,126	*
Allyn C. Woodward, Jr.	29,016	*

Executive Officers
Samir Bhaumik(3)	86,011	*
James C. Crumpton	0	*
H. Scott Harvey(4)	131,105	*
David M. Lund(5)	43,881	*
Parag I Shah(6)	79,532	*
Shane A. Stettenbenz(7)	73,891	*

Executive officers and directors as a group	1,608,990	7.0%

Other
Farallon Capital Management, L.L.C.(8)(9) One Maritime Plaza, Suite 1325 San Francisco, CA 94111	2,006,181	8.7%

T. Rowe Price Associates, Inc.(9) 100 E. Pratt Street Baltimore, MD 21202	1,631,668	7.1%

Dreman Value Management L.L.C.(9) Harbor Side Financial Center Plaza 10, Suite 800 Jersey City, NJ 07311	1,474,567	6.4%

JMP Group LLC(9)(10) 600 Montgomery Street, Suite 1100 San Francisco, CA 94111	1,342,411	5.8%

Jolson 1996 Trust(11)	645,942	2.8%

*	Less than 1%
(1)	Includes 560,800 shares of common stock that can be acquired upon the exercise of outstanding options. Includes shares of our common stock held by certain trusts controlled by Mr. Henriquez.
(2)	Includes 794 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants.
(3)	Includes 3,797 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants and 61,321 shares of common stock that can be acquired upon the exercise of outstanding options.
(4)	Includes 4,279 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants and 116,821 shares of common stock that can be acquired upon the exercise of outstanding options.
(5)	Includes 40,556 shares of common stock that can be acquired upon the exercise of outstanding options.
(6)	Includes 2,994 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants and 61,097 shares of common stock that can be acquired upon the exercise of outstanding options.
(7)	Includes 71,667 shares of common stock that can be acquired upon the exercise of outstanding options.
(8)	Farallon Capital Management, L.L.C. may be deemed to beneficially own shares of our common stock held of record by certain investment funds affiliated with Farallon Capital Management, L.L.C.
(9)	Information about the beneficial ownership of our principal stockholders is derived from filings made by them with the SEC.
(10)	Includes 152,797 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants. JMP Group LLC may be deemed to beneficially own shares of our common stock, including shares of common stock issuable upon the exercise of outstanding 5-year warrants, held of record by certain investment funds for which its wholly-owned subsidiary, JMP Asset Management LLC, acts as either general partner or investment adviser. JMP Group LLC and JMP Asset Management LLC each disclaim beneficial ownership of all shares held of record by the funds to the extent attributable to partnership or equity interests therein held by persons other than JMP Group LLC, JMP Asset Management LLC, or their affiliates. Joseph A. Jolson serves as Chief Executive Officer of JMP Group LLC.
(11)	Includes 548,280 shares of our common stock and 52,994 shares of our common stock issuable upon the exercise of outstanding 5-year warrants held by the Jolson 1996 Trust. Joseph A. Jolson serves as the trustee of the Jolson 1996 Trust and, as a result, may be deemed to beneficially own such shares of common stock, including such 5-year warrants to purchase shares of common stock. This does not include 54,996 shares of our common stock and 9,008 shares of our common stock issuable upon the exercise of 5-year warrants held by the Jolson Family Foundation. Mr. Jolson may be deemed to beneficially own the shares of common stock, including the 5-year warrants to purchase common stock held of record by the Jolson Family Foundation, for which he serves as the President. Mr. Jolson disclaims beneficial ownership of all such shares held by the Jolson Family Foundation.

The following table sets forth as of May 11, 2007, the dollar range of our securities owned by our directors and employees primarily responsible for day-to-day management of our investment portfolio.

Name	Dollar Range of Equity Securities in the Company
Independent Directors:
Robert P. Badavas	over $100,000
Joseph W. Chow	over $100,000
Allyn C. Woodward, Jr.	over $100,000

Interested Director/Portfolio Management Employee:
Manuel A. Henriquez	over $100,000

Other Executive Officers:
Samir Bhaumik	over $100,000
James C. Crumpton	—
H. Scott Harvey	over $100,000
David M. Lund	$10,001 – $50,000
Parag I Shah	over $100,000
Shane A. Stettenbenz	$10,001 – $50,000

PROPOSAL I: ELECTION OF DIRECTORS

Board of Directors

The number of directors on our board of directors is currently fixed at four directors.

Our Board is divided into three classes. Class III directors hold office for a term expiring at the annual meeting of stockholders to be held in 2007, and Class I directors hold office initially for a term expiring at the annual meeting of stockholders to be held in 2008 and Class II directors hold office for a term expiring at the annual meeting of stockholders to be held in 2009. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Mr. Henriquez’s term expires in 2007, Mr. Badavas’s and Mr. Chow’s terms expire in 2008 and Mr. Woodward’s term expires in 2009.

Mr. Manuel Henriquez has been nominated for re-election for a three year term expiring in 2010. Mr. Henriquez is not being proposed for election pursuant to any agreement or understanding between him and the Company. Mr. Henriquez is an “interested director” of the Company as defined under the Investment Company Act of 1940 because he serves as President and Chief Executive Officer of the Company.

A stockholder can vote for or withhold his or her vote from the nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the board as a replacement. The board has no reason to believe that the person named below will be unable or unwilling to serve.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information about the Directors, Executive Officers and Key Employees

Certain information, as of May 11, 2007, with respect to the nominee for re-election at the meeting, as well as each of the current directors and key employees, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company.

The business address of each nominee and director listed below is c/o Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Name	Age	Positions
Interested Director(1)
Manuel A. Henriquez	43	Chairman of the Board of Directors, President and Chief Executive Officer

Independent Directors:
Robert P. Badavas(2)(3)(4)(5)	54	Director
Joseph W. Chow(2)(3)(4)(5)	54	Director
Allyn C. Woodward, Jr.(2)(3)(4)(5)	66	Director

Executive Officers:
Manuel A. Henriquez	43	Chairman of the Board of Directors, President and Chief Executive Officer
Samir Bhaumik	43	Senior Managing Director
James C. Crumpton	53	Chief Credit Officer
H. Scott Harvey	53	Chief Legal Officer and Chief Compliance Officer
David M. Lund	53	Chief Financial Officer
Parag I. Shah	35	Senior Managing Director
Shane A. Stettenbenz	36	Chief Technology Officer

Key Employees:
Kathleen Conte	60	Managing Director
Mark S. Denomme	40	Managing Director
Kevin L Grossman	38	Managing Director
Roy Y. Liu	46	Managing Director
Edward M. Messman	36	Managing Director
Paul I. Walborsky	41	Managing Director

(1)	Mr. Henriquez is an interested person, as defined in section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”), of the Company due to his position as an officer of the Company.
(2)	Member of the Audit Committee.
(3)	Member of the Valuation Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating and Corporate Governance Committee.

Current Directors

Interested Director and Nominee

Manuel A. Henriquez is a co-founder of the company and has been our Chairman and Chief Executive Officer since December 2003 and our President since April 2005. Prior to co-founding our company, Mr. Henriquez was a Partner at VantagePoint Venture Partners, a $2.5 billion multi-stage technology venture fund, from August 2000 through July 2003. Prior to VantagePoint Venture Partners, Mr. Henriquez was the President and Chief Investment Officer of Comdisco Ventures, a division of Comdisco, Inc., a leading technology and financial services company, from November 1999 to March 2000. Prior to that, from March 1997 to November 1999, Mr. Henriquez was a Managing Director of Comdisco Ventures. Mr. Henriquez was a senior member of the investment team at Comdisco Ventures that originated over $2.0 billion of equipment lease, debt and equity transactions from 1997 to 2000. Mr. Henriquez received a B.S. in Business Administration from Northeastern University.

Independent Directors

Each of the following directors is “independent” under Nasdaq Global Market rules and is not an “interested director” as defined in Section 2(a)(19) of the Investment Company Act of 1940.

Robert P. Badavas has served as a director since March 2006. Mr. Badavas is the President and Chief Executive Officer of TAC Worldwide, a staffing and business services company owned by Goodwill Group of Japan. From November 2003 until becoming president and CEO in December 2005, he was the Executive Vice President and Chief Financial Officer of TAC Worldwide. Prior to joining TAC Worldwide, Mr. Badavas was Senior Principal and Chief Operating Officer of Atlas Venture, a venture capital firm, from September 2001 to September 2003. Prior to joining Atlas Venture, he was Senior Corporate Adviser to the Office of the Chairman of Aether Systems, Inc., a provider of wireless data products and services, from September 2000 to June 2001. Prior to that, he was Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, from December 1995 until Aether Systems, Inc. acquired the company in September 2000. From 1986 to October 1995, Mr. Badavas was Senior Vice President and Chief Financial Officer, among other capacities, of Chipcom Corporation, a manufacturer of computer networking intelligent switching systems. Mr. Badavas was previously a board member and Chairman of the Audit Committee for RSA Security, Inc. until its acquisition by EMC Corporation in September 2006. He was previously a director and Chairman of the Audit Committee of ON Technology, until ON Technology was acquired by Symantec, Inc. in 2004 and is a former director of Renaissance Worldwide, until its acquisition by a privately-held company in 2001. Mr. Badavas is a Trustee of both Bentley College in Waltham, MA and Hellenic College/Holy Cross School of Theology in Brookline, MA. He is also Chairman of the Board of the Learning Center for Deaf Children, Framingham, MA. Mr. Badavas is a graduate of Bentley College with a BS in Accounting and Finance.

Joseph W. Chow has served as a director since February 2004. Mr. Chow is Executive Vice President and Chief Risk and Corporate Administration Officer at State Street Corporation, having retired from the company in August 2003 and rejoining it in July 2004. Prior to August 2003, Mr. Chow was Executive Vice President and Head of Credit and Risk Policy at State Street. Before joining State Street in 1990, Mr. Chow worked at Bank of Boston in various international and corporate banking roles and specialized in the financing of emerging-stage high technology companies from 1983 to 1989. Mr. Chow is a graduate of Brandeis University with a B.A. in Economics. He also received an M.C.P. from the Massachusetts Institute of Technology and an M.S. in Management (Finance) from the MIT Sloan School of Management.

Allyn C. Woodward, Jr. has served as a director since February 2004. Mr. Woodward was Vice Chairman of Adams Harkness Financial Group (AHFG-formerly Adams, Harkness & Hill) from April, 2001 until January, 2006 when AHFG was sold to Canaccord, Inc. He previously served as President from 1995-2001. AHFG was an independent institutional research, brokerage and investment banking firm headquartered in Boston, MA. Prior to joining AHFG, Mr. Woodward worked for Silicon Valley Bank from April, 1990 to April 1995, initially as Executive Vice President and Co-founder of the Wellesley MA office and more recently as Senior Executive Vice President and Chief Operating Officer of the parent bank in California. Silicon Valley Bank is a commercial bank, headquartered in Santa Clara, CA whose principal lending focus is directed toward the technology, healthcare and venture capital industries. Prior to joining Silicon Valley Bank, Mr. Woodward was Senior Vice President and Group Manager of the Technology group at Bank of New England, Boston, MA where he was employed from 1963-1990. Mr. Woodward is currently a Director, Chairman of the Compensation Committee and a member of the Audit Committee of Lecroy Corporation. He is also a former Director of Viewlogic and Cayenne Software, Inc. Mr. Woodward serves on the Board of Directors of three private companies and is on the Board of Advisors of five venture capital firms. Mr. Woodward is on the Board of Overseers and a member of the Finance Committee of Newton Wellesley Hospital, a 250 bed hospital located in Newton, MA. Mr. Woodward is on the Board of Overseers and the Investment Committee and the Finance Committee of Babson College in Babson Park, MA. Mr. Woodward graduated from Babson College with a degree in finance and accounting. He also graduated from the Stonier Graduate School of Banking at Rutgers University.

Committees of the Board

The board has established an audit committee, a valuation committee, a compensation committee, and a nominating and corporate governance committee. A brief description of each committee is included in this proxy and the charter of each committee is available on the Company’s web site at www.herculestech.com in the Investor Relations section.

During 2006, the board held 20 board meetings and 14 committee meetings. All directors attended all of the meetings of the respective boards and of the respective committees on which they served. Each director makes a diligent effort to attend all board and committee meetings, as well as the Annual Meeting of Stockholders. Each of the directors attended the Company’s 2005 Annual Meeting of Stockholders, either in person or by teleconference.

Audit Committee. Our board has established an audit committee. The audit committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the Nasdaq Global Market listing standards and the requirements to be a non-interested director as defined in Section 2(a)(19) of 1940 Act. Mr. Badavas currently serves as Chairman of the audit committee and is an “audit committee financial expert” as defined under Nasdaq rules. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. During the last fiscal year, the audit committee held seven meetings.

Valuation Committee. Our board has established a valuation committee. The valuation committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the Nasdaq listing standards and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Chow currently serves as chairman of the valuation committee. The valuation committee is responsible for reviewing and recommending to the full board the fair value of debt and equity securities that are not publicly traded in accordance with established valuation procedures. The valuation committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. During the last fiscal year, the valuation committee held five meetings.

Compensation Committee. Our board has established a compensation committee. The compensation committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the Nasdaq listing standards and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Woodward currently serves as

Chairman of the compensation committee. The compensation committee determines compensation for our executive officers, in addition to administering our 2004 Equity Incentive Plan and the 2006 Non-Employee Director Plan, which are described below and a copy of each plan as proposed to be amended is attached hereto as Exhibits A and B, respectively. During the last fiscal year, the compensation committee held two meetings.

Nominating and Corporate Governance Committee. Our board has established a nominating and corporate governance committee. The nominating and corporate governance committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the Nasdaq listing standards and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Woodward currently serves as Chairman of the nominating and corporate governance committee. The nominating and corporate governance committee will nominate to the board for consideration candidates for election as directors to the board. During the last fiscal year, the nominating and corporate governance committee did not hold any meetings, however, discussions regarding candidate nominations and corporate governance were held in conjunction with the meetings of the board.

The nominating and corporate governance committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with the Company’s bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the nominating and corporate governance committee considers the following factors:

•	the appropriate size and the diversity of the Company’s Board;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating and corporate governance committee or the board decides not to re-nominate a member for re-election, or if the nominating and corporate governance committee recommends to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and board provide suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Consultants may also be engaged to assist in identifying qualified individuals.

Communication with the Board

Stockholders with questions about the Company are encouraged to contact Hercules Technology Growth Capital, Inc.’s Investor Relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s board by sending their communications to Hercules Technology Growth Capital, Inc., c/o David M. Lund, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. All stockholder communications received in this manner will be delivered to one or more members of the board.

Code of Ethics

The Company has adopted a code of business conduct and ethics that applies to directors, officers and employees. The code of business conduct and ethics is available on our website at http://www.herculestech.com. We will report any amendments to or waivers of a required provision of the code of business conduct and ethics on our website and in a Current Report on Form 8-K.

Information about Executive Officers and Key Employees who are not Directors

The following information, as of May 11, 2007, pertains to the Company’s executive officers and key employees who are not directors of the Company.

Samir Bhaumik joined the company in November 2004 as a Managing Director and was promoted to Senior Managing Director in June 2006. Mr. Bhaumik previously served as Vice President—Western Region of the New York Stock Exchange from January 2003 to October 2004. Prior to working for the New York Stock Exchange, Mr. Bhaumik was Senior Vice President of Comerica Bank, previously Imperial Bank, from April 1993 to January 2003. Mr. Bhaumik received a B.A. from San Jose State University and an M.B.A from Santa Clara University. He serves on the advisory boards of Santa Clara University Leavey School of Business, Junior Achievement of Silicon Valley and the American Electronics Association-Bay Area council.

James C. Crumpton joined the company in April 2007 as Chief Credit Officer. Mr. Crumpton served as Senior Vice President and Credit Administration Officer at Comerica Bank since 1999. Prior to that he served as Senior Vice President and Senior Technology Leader at Silicon Valley Bank and Vice President, Relationship Management at Wells Fargo Bank. Mr. Crumpton also held executive positions at First Interstate Bank, Bank Boston and The CIT Group. Mr. Crumpton earned a Master of Business Administration from the Edward S. Ageno School of Business at Golden Gate University and a Bachelor of Arts from the University of California at Santa Barbara.

H. Scott Harvey is a co-founder of the company and has been our Chief Legal Officer since December 2003. Mr. Harvey has over 20 years of legal and business experience with leveraged finance and financing public and private technology-related companies. Since July 2002, and prior to joining the company, Mr. Harvey was in a diversified private practice. Previously, Mr. Harvey was Deputy General Counsel of Comdisco, Inc., a leading technology and financial services company, from January 1997 to July 2002. From 1991 to 1997, Mr. Harvey served as Vice President of Marketing, Administration & Alliances with Comdisco, Inc. and was Corporate Counsel from 1983 to 1991. Mr. Harvey received a B.S. in Agricultural Economics from the University of Missouri, a J.D. and LLM in taxation from The John Marshall Law School and an M.B.A. from Illinois Institute of Technology.

David M. Lund joined the company in July 2005 as Vice President of Finance and Corporate Controller, and is our Chief Financial Officer. He has over 20 years of experience in finance and accounting serving companies in the technology sector. Prior to joining Hercules, Mr. Lund served in senior financial positions for publicly traded companies: InterTrust Technologies, Centillium Communications and Rainmaker Systems, and in private companies: Urban Media, Scion Photonics and APT Technology. Mr. Lund also served in public accounting with Ernst & Young LLP and Grant Thornton LLP. He received a B.S. degree in Business Administration with an emphasis in Accounting from San Jose State University and a B.S. degree in Business Administration with an emphasis in Marketing from California State University, Chico. Mr. Lund is a Certified Public Accountant in the State of California, however, his license is currently inactive.

Parag I. Shah joined the company in November 2004 as Managing Director of Life Sciences and was promoted to Senior Managing Director in June 2006. Prior to joining Hercules, Mr. Shah served as Managing Director for Biogenesys Capital from April to November 2004. From April 2000 to April 2004, Mr. Shah served as a Senior Vice President in Imperial Bank’s Life Sciences Group, which was acquired by Comerica Bank in early 2001. Prior to working at Comerica Bank, Mr. Shah was an Assistant Vice President at Bank Boston from January 1997 to March 2000. Bank Boston was acquired by Fleet Bank in 1999. Mr. Shah completed his Masters degrees in Technology, Management and Policy as well as his Bachelors degree in Molecular Biology at the Massachusetts Institute of Technology (MIT). During his tenure at MIT, Mr. Shah conducted research at the Whitehead Institute for Biomedical Research and was chosen to serve on the Whitehead Institute’s Board of Associates in 2003.

Shane A. Stettenbenz joined the company in February 2004 as Vice President—Information Systems and has served as Chief Technology Officer since December 2004. Mr. Stettenbenz previously served as an IT Director for VantagePoint Venture Partners from May 2001 to June 2003. Prior to that, Mr. Stettenbenz was an IT Manager for Comdisco Ventures, a division of Comdisco, Inc. from May 1997 to May 2001. Mr. Stettenbenz attended San Jose State University from 1991 to 1995 while majoring in Management Information Systems.

Key Employees

Kathleen Conte joined the company as a Managing Director of Life Sciences in November 2004. From December 2003 to November 2004, she worked as an independent consultant. From 1993 to December 2003, she served as Senior Vice President at Comerica Bank running its West Coast Life Sciences Group. Ms. Conte was at Prudential Capital Corporation from 1988 to 1993 originating structured private placements. Prior to that she spent 13 years at Wells Fargo Bank in various lending positions. Ms. Conte holds a B.A. degree and an M.B.A. from the University of Delaware.

Mark S. Denomme joined the company as a Managing Director in September 2006. Mr. Denomme has over 18 years of experience in financial services. Prior to joining the company, Mr. Denomme was a Senior Vice President at Brown Brothers Harriman & Co., focusing on investments in middle market healthcare companies. From 2000 to 2006, Mr. Denomme was a Managing Director and co-founder of Consilium Partners, an investment banking firm focused on sell-side and buy-side engagements for middle market companies. From 1997 to 2000, Mr. Denomme was a Director in the Leveraged Finance group of BancBoston Robertson Stephens, focusing on originating loan syndication and high yield debt opportunities for the firm’s technology and media clients. From 1988 to 1997, Mr. Denomme was a commercial lender with Bank of Boston focused on structured debt opportunities with technology and media-related companies. Mr. Denomme holds a BBA degree from the University of Michigan and his series 7, 63 and 24 NASD licenses.

Kevin Grossman joined the company in September 2006 as a Managing Director. Mr. Grossman previously served as a Senior Relationship Manager and Senior Vice President in Silicon Valley Bank’s Colorado office from July 1999 to August 2006 servicing technology and life sciences companies throughout Arizona, New Mexico, Utah, and Colorado. From December 1998 through July 1999, Mr. Grossman was with Fremont Financial in a Business Development capacity providing Asset Based Lending facilities. Prior to that he served from January 1996 through February 1998 at the National Bank of Canada providing Asset Based Lending deals with Portfolio Management responsibilities. From June 1993 through December 1995 he opened two offices for an asset based lending company in the Pacific Northwest providing services to highly leveraged entities and companies experiencing financial stress. Mr. Grossman earned a Bachelor’s degree in Business Economics at the University of California at Santa Barbara and a Master’s degree in Business Administration from Northern Arizona University. Mr. Grossman is a member of the Board of Advisors for Agility Leasing, and a member of Association for Corporate Growth, Rockies Venture Club, and the Colorado Venture Capital Association. He is also on the Board of Directors of the Denver Metro YMCA and serves as Program Chairman for the Duncan Family Branch.

Roy Y. Liu joined the company as a Managing Director in April 2004. Mr. Liu has over 20 years experience in operations and finance of technology companies. Formerly, Mr. Liu was a Vice President at GrandBanks Capital, an early-stage, information technology-focused venture capital firm. From 2000 to 2002, Mr. Liu was a founding principal of VantagePoint Structured Investments, a debt fund affiliated with VantagePoint Venture Partners. Prior to joining VantagePoint, Mr. Liu was VP Finance and Chief Financial Officer for toysmart.com, Inc. Prior to joining toysmart.com, he was a First Vice President and co-founded Imperial Bank’s Emerging Growth Industries Boston office in 1997, where he focused specifically on debt financing for venture-backed companies. Prior to co-founding Imperial Bank’s Emerging Growth Industries Boston office, Mr. Liu was the Chief Financial Officer of Microwave Bypass Systems, Inc. Prior to joining Microwave Bypass, Mr. Liu was Vice President and head of the High Tech Lending group for State Street Bank & Trust Co. Mr. Liu started his finance career in the Acquisition Finance Division of the Bank of Boston. Prior to his career in finance, Mr. Liu worked four years at IBM in research and product development. He holds a B.S. degree in Electrical Engineering and an M.B.A. from the University of Michigan.

Edward M. Messman joined the company in July 2005 as a Managing Director. From June 2004 to July 2005, Mr. Messman served as the Southwest Regional Market Manager of the Structured Finance Group of Silicon Valley Bank. Prior to Silicon Valley Bank, Mr. Messman worked as an independent consultant from December 2003 to June 2004. From October 1998 to December 2003, Mr. Messman was Vice President of Comerica Bank, previously Imperial Bank, where he formed and managed the Technology and Life Sciences group in Denver, Colorado covering the Rocky Mountain region. Mr. Messman received a B.S. degree in International Business from Grand Canyon University and an M.B.A from the University of Colorado.

Paul Walborsky joined the company in November 2006 as a Managing Director. He previously served as founder and CEO of Grupo Arca, Inc., from January 2004 to November 2006. Prior to founding Grupo Arca, Paul was Senior Vice President in the Wealth and Asset Management group of Lehman Brothers from May 2002 to December 2003. Paul was a Senior Vice President of Business Development at Moneyline, Inc. from November 2001 until May 2002. Prior to this, Paul founded and served as Senior Vice President of Corporate Development at WorldStreet Corporation from February 1996 through October 2001. Paul holds a B.A. in Economics from Brandeis University and an M.A. in Finance and Economics from the Lemberg Program at Brandeis University.

Compensation of Executive Officers

Under SEC rules applicable to business development companies, we are required to set forth certain information regarding the compensation of certain of our executive officers and directors. The following sets forth information regarding the compensation earned by individuals who served as our chief executive officer or our chief financial officer during the year ended December 31, 2006, as well as our next three most highly compensated executive officers (collectively, they are referred to as “named executive officers”) in all capacities during the fiscal year ending serving as of December 31, 2006. We have not included any disclosure with respect to our Chief Credit Officer who joined the Company in April 2007.

Compensation Discussion and Analysis

Compensation Philosophy

The compensation and benefit programs of Hercules Technology Growth Capital, Inc. are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help us align the compensation paid to our executive officers with corporate and executive performance goals that have been established to achieve both our short-term and long-term objectives. We also believe that the compensation programs should enable us to attract, motivate, and retain employees who will contribute to our future success.

The design of the Company’s compensation programs is based on the following:

•

Competitiveness and Market Alignment—Our compensation and benefits programs are designed to be competitive with compensation plans provided by companies with whom we compete for talent in order to attract the best talent from an increasingly competitive market for top performers in the industries in which we compete.

We compete with private equity, mezzanine and hedge funds for investment professionals. Such funds commonly pay 20% of the net profits (including capital gains), or carried interest, of each newly-raised fund to the partners and employees of the private equity, mezzanine or hedge fund. Thus, we believe that our employee option plans should be designed to provide an economic interest in us similar to that generally gained by partners and employees in private equity, mezzanine lenders, venture capital or hedge funds.

•

Compensation Consultant—The compensation committee engages an outside compensation consultant to review the competitiveness and effectiveness of our employee compensation program relative to market practices and business goals. We historically have retained Watson Wyatt Worldwide, Inc. to act as our compensation consultant. The consultant reviews overall compensation levels and the relationship of our financial performance to actual compensation levels received over the previous year.

The consultant recommends to the compensation committee changes in the mix of cash versus equity compensation to be offered as well as the types of long-term incentives to be granted. The consultant makes suggestions related to the types of performance measures to be used in the Company’s annual and long-term plans consistent with our business strategies and presents the relevant practices of peer companies. The consultant and the Company developed a list of peer companies based on market size, industries, geographic regions and other factors to be used for compensation and financial analyses. The comparative group included ten business development companies and six other specialty finance companies. However, given the fact that most of our direct competitors are private equity partnerships, specific compensation with respect to our direct competitors typically is not publicly available.

During 2006, the consultant also prepared summary analyses of total compensation for the compensation committee with respect to each of the named executive officers and our origination team. These summaries included all forms of current compensation including salary, annual incentives, long-term incentives, and employee benefits.

The consultant shares preliminary findings with the Chair of the compensation committee and presents the full report to the compensation committee. The compensation committee reviews the information provided by the consultant, including the summary analyses of key elements of compensation paid to each of the peer group executives and members of the origination team. In 2006, using the information previously provided by the consultant, the compensation committee determined the appropriate mix of short-term and long-term compensation for the Chief Executive Officer and, based upon recommendations from the Chief Executive Officer concerning individual performance, also determined the appropriate mix of short-term and long-term compensation for each of the other named executive officers.

•	Achievement of Corporate and Individual Performance Objectives—We believe that the best way to align compensation with the interests of our shareholders is to link individual compensation with corporate objectives. Compensation is determined by the compensation committee on a discretionary basis and is dependent on the achievement of certain corporate and executive performance objectives that have been established to achieve short-term and long-term objectives of the Company. The objectives considered include, among other things, new investment originations and funding growth, revenue growth, realized and unrealized gains, yield on the investment portfolio, operating efficiency, credit performance, information system improvements, and capital (equity and debt) fund raising. We do not attach a specific weight or apply a formula with respect to the foregoing factors. When individual performance exceeds expectation and performance goals established during the year, compensation levels for the individual may exceed the target compensation level. When individual performance falls below expectations, compensation levels are expected to be below target levels.

•

Benchmarking—We do not specifically benchmark the compensation of our executive officers against that paid by other companies with publicly traded securities. This is because we believe that our primary competitors in both our business and for recruiting executive officers and other employees are private equity firms. Such entities do not publicly report the compensation of their executive officers nor do they typically report publicly information on their corporate performance. While various salary surveys, such as those noted above, and other sources provide us Industry Data with regard to these firms, we believe that without accurate, publicly disclosed information on these entities that would serve as benchmarks, it is inappropriate to set formal benchmarking procedures.

•

Alignment with Requirements of the Investment Company Act of 1940 (the “1940 Act”)—Our compensation program must comply with the requirements of the 1940 Act which imposes certain limitations on the structure of a business development company’s (“BDC”) compensation program. For example, the 1940 Act prohibits a BDC from maintaining an incentive stock option award plan and a profit sharing arrangement simultaneously. As a result, if a BDC has an incentive stock option award plan, it is prohibited from using a profit sharing arrangement such as a carried interest formula, a common form of compensation in the private equity industry, as a form of compensation. These limitations and other similar restrictions imposed by the 1940 Act limit the compensation arrangements that can be utilized in order to attract and retain employees.

Components of Total Compensation

The compensation committee determined that the compensation packages for 2006 for its named executive officers should consist of the following three key components:

•	Annual base salary,

•	Annual cash bonus, and

•	Incentive stock option awards.

Annual Base Salary

Base salary is designed to attract and retain experienced executives who can drive the achievement of our goals and objectives. While our executive’s initial base salaries are determined by an assessment of competitive market levels for comparable experience and responsibilities, the factors used in determining changes in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment.

Annual Cash Bonus

The annual cash bonus is designed to reward our executives that have achieved certain corporate and executive performance objectives. The amount of the annual cash bonus is determined by the Compensation Committee on a discretionary basis and is dependent on the achievement of certain quantitative and qualitative objectives during the year that were established to achieve both short-term and long-term objectives.

Equity Incentive Awards

The compensation committee’s principal objective in awarding incentive stock options is to align each optionee’s interests with our success and the financial interests of its stockholders. The compensation committee evaluates a number of criteria, including the past service of each such optionee, the present and potential contributions of such optionee to our success, years of service, position, and such other factors as the compensation committee believes to be relevant in connection with accomplishing the purposes of the long-term goals of the Company. The compensation committee does not apply a formula assigning specific weights to any of these factors when making its determination. The compensation committee awards incentive stock options on a subjective basis and such awards depend in each case on the performance of the executive under consideration, and in the case of new hires, their potential performance. See “2004 Stock Incentive Plan” for additional information.

Option awards under the 2004 Equity Incentive Plan are generally awarded upon initial employment and on an annual basis thereafter. Options generally vest one-third one year after the date of grant and ratably over the succeeding 24 months.

On July 7, 2006, we applied for exemptive relief with the SEC in order to permit us to issue restricted stock pursuant to the 2004 Equity Incentive Plan and the 2006 Non-Employee Director Plan (together, the “Plans”). We received the exemptive order after the end of the year, and as a result, restricted stock was not considered as part of our compensation for 2006.

We believe that the issuance of restricted stock permits us to provide long-term incentives to attract experienced business professionals who might otherwise elect to become employed with private equity, mezzanine lenders, venture capital firms or hedge funds.

Under the Plans, grants of restricted shares cannot exceed 10% of our issued and outstanding shares of stock at any time and grants of restricted stock and options together, cannot exceed 25 percent of the issued and outstanding shares of stock at any time. If any awards of restricted stock are made, such awards will reduce on a percentage basis the total number of shares of stock for which options may be awarded. All awards granted under the Plans will be in the form stock options if we do not receive exemptive relief from the SEC to issue restricted stock. No more than 1,000,000 shares of our common stock may be made subject to awards under the Plan to any individual in any year.

Benefits and Perquisites

In addition to base salaries, annual cash bonuses and incentive stock option awards, we provide our executives with certain other benefits to assist in remaining competitive in the marketplace. All executive officers and other full-time employees receive general health and welfare benefits, which consist of life and health insurance benefits and the opportunity to participate in our defined contribution 401(k) plan. Our 401(k) plan does not currently provide for a match of contributions by the Company. Our executive officers receive the same benefits and perquisites as our full-time employees. Other than the benefits described above, our executive officers do not receive any other benefits or perquisites from the Company.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options granted pursuant to its 2004 Equity Incentive Plan in accordance with the requirements of SFAS No. 123R.

Deductibility of Executive Compensation. Our compensation philosophy and policies are intended to comply with Code Section 162(m) and related regulations, which establish certain requirements in order for performance-based compensation in excess of $1,000,000 paid to certain executive officers to be deductible by us. In establishing and administering our compensation programs, the compensation committee generally intends that performance-based compensation will be deductible under Code Section 162(m), although we retain the flexibility to pay compensation that is not eligible for such treatment if it is in our best interest to do so.

Establishing Compensation Levels

Role of the Compensation Committee and Management

The compensation committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and independent directors as defined by Nasdaq Global Market rules.

The compensation committee operates pursuant to a charter that sets forth the mission of the compensation committee and its specific goals and responsibilities. The compensation committee charter is available on our website at www.herculestech.com. The compensation committee evaluates the compensation of the executive officers and their performance relative to their compensation to assure that they are compensated effectively in a manner consistent with the compensation philosophy discussed above. In addition, the compensation committee evaluates and makes recommendations to the board regarding the compensation of the directors.

The key member of management involved in the compensation process is our Chief Executive Officer, Manuel Henriquez. Mr. Henriquez identifies certain corporate and executive performance objectives that have been established to achieve short-term and long-term objectives that are used to determine total compensation. Mr. Henriquez also recommends the overall funding level for the annual cash bonus plan. Mr. Henriquez’s recommendations are presented to the compensation committee for review and approval, but he is not a member of the compensation committee and is not involved in the deliberations of the Committee.

The compensation committee makes all decisions with respect to compensation of the named executive officers, subject to review and approval by the full board of directors. The Chief Executive Officer reviews the performance of our executive officers (other than himself) and, based on that review, provides input regarding the performance of the other executive officers and makes recommendations for compensation amounts payable to the other executive officers, including the other named executive officers. Our compensation committee meets outside of the presence of the Chief Executive Officer when reviewing and determining his compensation.

Company Compensation Policies

In determining the individual compensation for the Company’s executives and employees, the compensation committee considers the total compensation to be awarded to each executive and employee and exercises discretion in determining the portion allocated to the various components of total compensation. We believe that the focus on total compensation provides the ability to align compensation decisions with short-term and long-term needs of the business. This approach also allows for the flexibility needed to recognize differences in performance by providing differentiated compensation plans to its executives and employees.

Assessment of Company Performance

In determining the 2006 annual cash bonuses for the executives, the compensation committee considered the achievement of certain corporate and executive performance objectives and the short-term and long-term objectives of the company as described above. During 2006, we achieved several strategic investment and operational goals and objectives, including increasing revenues to $29.5 million, representing a 177% increase over 2005 revenues of $10.7 million, generating $3.3 million in net realized gains attributed to sales of warrants and equity in four portfolio companies, raising approximately $143 million in net proceeds from the sale of our common stock, increasing our credit facility from $100 million to $150 million, investing $193 million in 35 total portfolio companies, paying $1.20 in dividends to stockholders, and expanding its organizational capabilities through growth in investment talent in our Palo Alto office and regional offices in Boulder and Boston.

Determination of 2006 Salaries of Named Executive Officers

The compensation committee reviews the components of the compensation provided to our executives.

Individual compensation levels for executives are determined based on individual performance and the achievement of certain corporate and executive performance objectives that have been established to achieve our short-term and long-term objectives.

Increases to base salary are awarded when necessary to address significant changes in the external competitive market for a given position, to recognize an executive for assuming significant additional responsibilities and his/her related performance, or to achieve an appropriate competitive level due to a promotion. Annual increases are generally approved by the compensation committee in June or July of each year.

During June 2006, Messrs. Henriquez, Lund, Harvey, Bhaumik and Shah base salaries were set at $550,000, $200,000, $190,000, $210,000 and $210,000, respectively, and base salaries in June 2005 were set at $550,000, $160,000, $150,000, $175,000 and $175,000, respectively.

Determination of 2006 Annual Cash Bonus for Named Executive Officers

In determining the amount of an executive’s variable compensation – the annual cash bonus – the compensation committee evaluates the executive’s performance based on qualitative and quantitative measures, for example, new funding originations during the year, yields on our investment portfolio, realized and unrealized gains, credit performance of the investment portfolio, operating efficiency, information system improvements, timeliness of public reporting, amongst other things. Within those guidelines, the Committee considers the overall funding available for such awards, the executive’s performance, and the desired mix between the various components of total compensation. Discretion is exercised in determining the overall total compensation to be awarded to the executive. As a result, the amounts delivered in the form of an annual cash bonus are designed to work together in conjunction with base salary to deliver an appropriate total compensation level to the executive.

We believe that the discretionary design of our variable compensation program supports its overall compensation objectives by allowing for significant differentiation of compensation based on individual performance and by providing the flexibility necessary to ensure that compensation packages for its executives are competitive relative to its market.

During fiscal 2006, Messrs. Henriquez, Lund, Harvey, Bhaumik and Shah received cash bonuses of $1,000,000, $100,000, $100,000, $25,000 and $272,500, respectively, as compared to cash bonuses for 2005 of $700,000, $50,000, $100,000, $65,000 and $150,000, respectively.

Incentive Stock Option Awards

Our principal objective in awarding incentive stock option awards to the eligible executive officers and employees is to align each optionee’s interests with our success and the financial interests of our stockholders by linking a portion of such optionee’s compensation with the long-term performance. The compensation committee awards incentive stock option awards on a subjective basis and such awards depend in each case on the performance of the executive and employee under consideration, and in the case of new hires, their potential performance. Incentive stock option awards are priced at the closing price of the stock on the date the Committee meets and the grant is issued. The compensation committee takes into account whether there is material non-public information related to the company at the time of option grant, among other factors, when granting stock options. See “2004 Equity Incentive Plan” for additional information.

Potential Payments Upon Termination or Change of Control

Upon specified covered transactions (as defined in the 2004 Equity Incentive Plan), in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding awards, or for the grant of new awards in substitution, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the award, each award will become fully exercisable prior to the covered transaction on a basis that gives the holder of the award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the covered transaction following exercise, and the award will terminate upon consummation of the covered transaction. A covered transaction includes the following: (i) a merger or other transaction that results in the common stock of the company being acquired by a single person or group; (ii) a sale of substantially all of the company’s assets; or (iii) a dissolution or liquidation of the company; (iv) a change in a majority of the board’s composition unless approved by a majority of the directors continuing in office.

No executive officer or employee of the Company has a written employment or severance agreement. As a result, no executive officer is entitled to any severance payments.

Compensation Committee Report

March 28, 2007

The compensation committee determines the compensation for our executive officers based upon recommendations from management. The compensation committee administers our stock incentive arrangements with our officers and employees. The compensation committee currently consists of Messrs. Woodward, Badavas and Chow, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of Hercules, as defined in Section 2(a)(19) of the Investment Company Act of 1940.

Based on the compensation committee’s deliberations and discussions with management, the compensation committee recommends that the Board of Directors include the Compensation Discussion and Analysis in the company’s proxy statement for the 2007 annual meeting of stockholders for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Compensation Committee

Allyn C. Woodward, Jr., Chairman

Robert P. Badavas

Joseph W. Chow

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Summary Compensation Table

The following table sets forth the compensation earned by our chief executive officer, chief financial officer and our next three most highly paid executives for services rendered to the Company and its subsidiaries for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)		Total ($)
Chief Executive Officer
Manuel A. Henriquez	2006	$466,667	$1,000,000	$279,200	(3)	$1,745,867

Chief Financial Officer
David M. Lund	2006	180,000	100,000	26,900	(4)	306,900

Chief Legal Officer
H. Scott Harvey	2006	170,100	100,000	66,800	(5)	336,900

Senior Managing Director
Samir Bhaumik	2006	195,417	25,000	43,400	(6)	263,817

Senior Managing Director
Parag I. Shah	2006	195,417	272,500	41,500	(7)	509,417

(1)	Salary column represents base salary compensation received by each named executive officer during fiscal 2006.
(2)	The amounts reported in the Option Awards column represents the portion of the grant date fair value of the stock option grants made to the Named Executive Officers during 2006 and in prior years that was recognized as expense for financial reporting purposes during 2006 in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” See "Critical Accounting Policies" section of the MD&A in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.
(3)	Represents expense in 2006 for options to purchase 702,000 shares of our common stock issued under our 2004 Equity Incentive Plan.
(4)	Represents expense in 2006 for options to purchase 85,000 shares of our common stock issued under our 2004 Equity Incentive Plan.
(5)	Represents expense in 2006 for options to purchase 171,000 shares of our common stock issued under our 2004 Equity Incentive Plan.
(6)	Represents expense in 2006 for options to purchase 137,900 shares of our common stock issued under our 2004 Equity Incentive Plan.
(7)	Represents expense in 2006 for options to purchase 137,900 shares of our common stock issued under our 2004 Equity Incentive Plan.

Grants of Plan Based Awards

The following table sets forth certain information with respect to the options granted during the fiscal year ended December 31, 2006 to each of our named executive officers:

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)
Chief Executive Officer
Manuel A. Henriquez	06/16/06	97,400	$12.14	$124,800

Chief Financial Officer
David M. Lund	06/16/06	45,000	$12.14	57,600

Chief Legal Officer
H. Scott Harvey	06/16/06	30,000	$12.14	38,400

Senior Managing Director
Samir Bhaumik	06/16/06	93,900	$12.14	120,300

Senior Managing Director
Parag I. Shah	06/16/06	94,400	$12.14	120,900

(1)	Options generally vest 33% one year after the date of grant and ratably over the succeeding 24 months. All options may be exercised for a period ending seven years after the date of grant.
(2)	The amounts reported in the Options Awards colmn represents the grant date fair value of the stock option grants made to the Named Executive Officers during 2006 in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Base Payments". See "Critical Accounting Policies" section of the MD&A regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding incentive stock option awards classified as exercisable and unexercisable as of December 31, 2006 for each of the named executive officers:

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
Chief Executive Officer
Manuel A. Henriquez	125,000	—	$15.00	06/23/11
	302,500	302,500	13.00	06/17/12
	—	97,400	12.14	06/16/13

Chief Financial Officer
David M. Lund	18,889	21,111	13.00	07/15/12
	—	45,000	12.14	06/16/13

Chief Legal Officer
H. Scott Harvey	12,821	—	15.00	06/23/11
	70,500	70,500	13.00	06/17/12
	—	30,000	12.14	06/16/13

Senior Managing Director
Samir Bhaumik	4,500	1,500	15.00	12/13/11
	19,000	19,000	13.00	06/17/12
	—	93,900	12.14	06/16/13

Senior Managing Director
Parag I. Shah	4,125	1,375	15.00	12/13/11
	19,000	19,000	13.00	06/17/12
	—	94,400	12.14	06/16/13

(1)	No options were exercised or transferred during the year ended December 31, 2006.
(2)	Options expiring in 2011 to Messrs. Henriquez and Harvey were 100% vested on the date of grant. Options to Messrs. Bhaumik and Shah expiring in 2011 were 25% vested one year after the date of grant and ratably over the succeeding 24 months. All other options generally vest 33% one year after the date of grant and ratably over the succeeding 24 months. All options may be exercised for a period ending seven years after the date of grant.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (c)
Equity compensation plans approved by stockholders	1,937,564	$12.79	5,966,841
Equity compensation plans not approved by stockholders	0	$0.00	0

Total	1,937,564	$12.79	5,966,841

2004 Equity Incentive Plan

Our board of directors and our stockholders have approved the 2006 Amendment and Restatement of the Hercules Technology Growth Capital, Inc. 2004 Equity Incentive Plan, for the purpose of attracting and retaining the services of executive officers, directors and other key employees. Under the 2004 Equity Incentive Plan, our compensation committee may award incentive stock options within the meaning of Section 422 of the Code, or ISOs, to employees, and nonstatutory stock options to employees and employee directors.

Under the 2004 Equity Incentive Plan, we have authorized for issuance up to 7,000,000 shares of common stock. Participants in the 2004 Equity Incentive Plan may receive awards of options to purchase our common stock, as determined by our compensation committee. Options granted under the 2004 Equity Incentive Plan generally may be exercised for a period of no more than ten years from the date of grant unless the option agreement provides for an earlier expiration. Unless sooner terminated by our Board of Directors, the 2004 Equity Incentive Plan will terminate on the tenth anniversary of its adoption and no additional awards may be made under the 2004 Equity Incentive Plan after that date. The 2004 Equity Incentive Plan provides that all awards granted under the plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to us.

Options granted under the 2004 Equity Incentive Plan will entitle the optionee, upon exercise, to purchase shares of common stock from us at a specified exercise price per share. ISOs must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, 110% of the fair market value of a share of stock on the date of the grant. Nonstatutory stock options granted under the 2004 Equity Incentive Plan must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant. Options will not be transferable other than by laws of descent and distribution, or in the case of nonstatutory stock options, by gift, and will generally be exercisable during an optionee’s lifetime only by the optionee.

Our compensation committee administers the 2004 Equity Incentive Plan and has the authority, subject to the provisions of the 2004 Equity Incentive Plan, to determine who will receive awards under the 2004 Equity Incentive Plan and the terms of such awards. Our Compensation Committee will have the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. The exercise price of an option may be paid in the form of shares of stock that are already owned by such optionholder.

Upon specified covered transactions (as defined in the 2004 Equity Incentive Plan), all outstanding awards under the 2004 Equity Incentive Plan may either be assumed or substituted for by the surviving entity. If the surviving entity does not assume or substitute similar awards, the awards held by the participants will be accelerated in full and then terminated to the extent not exercised prior to the covered transaction.

We are proposing to amend and restate this plan at the annual meeting. See “Proposal III—Approval of the Amendment and Restatement of the 2004 Equity Incentive Plan.”

2006 Non-Employee Director Plan

Our board of directors and stockholders have approved the 2006 Non-employee Director Plan. Under current SEC rules and regulations applicable to business development companies, a business development company may not grant options to non-employee directors. On February 15, 2007, we received exemptive relief from the SEC to permit us to grant options to non-employee directors as a portion of their compensation for service on our Board. The following is a summary of the material features of the 2006 Non-Employee Director Plan.

The Company has instituted the 2006 Non-Employee Director Plan for the purpose of advancing the interests of the Company by providing for the grant of awards under the 2006 Non-Employee Director Plan to eligible non-employee directors. The 2006 Non-Employee Director Plan authorizes the issuance of non-statutory stock options (“NSOs”) to non-employee directors to purchase shares of common stock at a specified exercise price per share. NSOs granted under the 2006 Non-Employee Director Plan will have a per share exercise price of no less than the current market value of a share of stock as determined in good faith by the Board on the date of the grant.

Under the 2006 Non-Employee Director Plan, non-employee directors will each receive an initial grant of an option, to purchase shares of common stock. In addition, options granted to the Company’s non-employee directors will generally vest over two years, in equal installments on each of the first two anniversaries of the date of grant. The compensation committee has the authority to adjust the number of shares available for options, the number of shares subject to outstanding options under the 2006 Non-Employee Director Plan and the exercise price of options; provided, however, that the exercise price of options granted under the 2006 Non-Employee Director Plan will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the staff of the SEC that the Company may do so (except for adjustments resulting from changes in the Company’s capital structure, such as stock dividends, stock splits and reverse stock splits).

Unless sooner terminated by the Board, the 2006 Non-Employee Director Plan will terminate on the tenth anniversary of its adoption and no additional awards may be made under the 2006 Non-Employee Director Plan after that date. The 2006 Non-Employee Director Plan provides that all awards granted under the 2006 Non-Employee Director Plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act.

The Board will determine the period during which any options granted under the 2006 Non-Employee Director Plan shall remain exercisable, provided that no option will be exercisable after the expiration of ten years from the date on which it was granted. Options granted under the 2006 Non-Employee Director Plan are not transferable other than by will or the laws of descent and distribution, or by gift, and will generally be exercisable during a non-employee director’s lifetime only by such non-employee director. In general, any portion of any options that are not then exercisable will terminate upon the termination of the non-employee director’s services to the Company. Generally, any portion of any options that are exercisable at the time of the termination of the non-employee director’s services to the Company will remain exercisable for the lesser of (i) a period of three months (or one year if the non-employee director’s services to the Company terminated by reason of the non-employee director’s death) or (ii) the period ending on the latest date on which such options could have been exercised had the non-employee director’s services to the Company not terminated. In addition, if the Board determines that a non-employee director’s service to the Company terminated for reasons that cast such discredit on the non-employee director as to justify immediate termination of the non-employee director’s options, then all options then held by the non-employee director will immediately terminate.

The compensation committee administers the 2006 Non-Employee Director Plan. Under the 2006 Non-Employee Director Plan, options may be granted from time-to-time for up to a maximum of 1,000,000 shares of common stock. No options have been issued pursuant to the 2006 Non-Employee Director Plan.

If there is a change in the capital structure of the Company by reason of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the number and class of shares of stock subject to the 2006 Non-Employee Director Plan and each option outstanding under it. In the event of a consolidation, merger, stock sale, a sale of all or substantially all of the Company’s assets, a dissolution or liquidation of the Company or other similar events (a “Covered Transaction”), the Board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

On February 15, 2007, we received approval from the SEC to grant awards to our non-employee directors. We intend to award options under the 2006 Non-Employee Director Plan on an annual basis, though the amount of the options that may be granted are limited by the terms of the 2006 Non-Employee Director Plan, which prohibits any grant that would cause the Company to be in violation of Section 61(a)(3) of the 1940 Act. The board has suspended the grant of options under the 2006 Non-Employee Director Plan until we receive a revised exemptive order from the SEC. See “Proposal IV—Approval of the Amendment and Restatement of the 2006 Non-Employee Director Plan.”

The board may at any time or times amend the 2006 Non-Employee Director Plan or any outstanding awards for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Non-Employee Director Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the 2006 Non-Employee Director Plan the Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award, unless the Board expressly reserved the right to do so at the time of the grant of the award.

We are proposing to amend and restate this plan at the annual meeting. See “Proposal IV—Approval of the Amended and Restated 2006 Non-Employee Director Plan.”

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

Compensation of Directors

The compensation committee engages an outside compensation consultant to review the competitiveness and effectiveness of our director compensation program relative to market practices within a select group of peers based on market size, industries, geographic regions and other factors. We historically have retained Watson Wyatt Worldwide, Inc. to act as its compensation consultant regarding independent director compensation. The consultant recommends to the compensation committee the mix of cash versus equity compensation to be offered as well as the types of long-term incentives to be granted.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the our directors during the fiscal year ended 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert P. Badavas	$204,215	$—	$—	$—	$204,215
Joseph W. Chow	521,085	—	—	—	521,085
Allyn C. Woodward, Jr.	524,835	—	—	—	524,835
Manuel A. Henriquez(3)	—	—	—	—	—

(1)	During 2006, Messrs. Badavas, Chow and Woodward were awarded additional fees of $125,465, $374,085 and $374,085 respectively. Messrs. Badavas, Chow and Woodward elected to receive 5,001, 15,000 and 15,000 shares of our common stock, respectively, in lieu of a portion of the cash payment. The total value of the shares issued for services in fiscal 2006 was $65,368, $194,900 and $194,900 for Messrs. Badavas, Chow and Woodward, respectively.
(2)	As part of our plan to compensate our non-employee directors, Messrs. Chow and Woodward were granted options to purchase shares of our common stock when they joined the board of directors in 2004. Pursuant to the requirements of the 1940 Act, we cancelled these options when we elected to be regulated as a business development company in 2005. On February 15, 2007, we received exemptive relief from the SEC to issue stock options to our non-employee directors, though no options have been granted yet.

(3)	As an employee director, Mr. Henriquez does not receive any compensation for his service as a director. The compensation Mr. Henriquez receives as Chief Executive officer of the company is disclosed in the Summary Compensation Table.

As compensation for serving on our board, each of our independent directors receives an annual fee of $50,000 and the chairperson of each committee receives an additional $15,000 annual fee. Each independent director also receives $2,000 for each board or committee meeting they attend, whether in person or telephonically. Employee directors and non-independent directors will not receive compensation for serving on the board. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of the board.

Directors do not receive any perquisites or other personal benefits from the Company.

Under current SEC rules and regulations applicable to business development companies, a business development company may not grant options to non-employee directors, unless it receives exemptive relief from the SEC. On June 21, 2005, we applied for exemptive relief from the SEC to permit us to grant options to purchase shares of our common stock to our non-employee directors as a portion of their compensation for service on our board and on February 15, 2007, we received approval from the SEC on this exemptive request. No stock options were granted to our non-employee directors as of December 31, 2006. In May 2007, we filed an application to amend our exemptive order. See “Proposal IV—Approval of the Amended and Restated Non-Employee Director Plan.”

Certain Relationships and Related Transactions

In December 2003, we entered into an engagement letter with JMP Securities LLC, the lead underwriter in our initial public offering. The engagement letter expired on June 16, 2004. Pursuant to the engagement letter, we offered to JMP Securities LLC the opportunity to act as the initial purchaser and placement agent in connection with our June 2004 private offering. As compensation for the services rendered, we agreed to pay to JMP Securities LLC an aggregate amount equal to 7% of the gross proceeds of the private offering, subject to limited exceptions in connection with sales of our securities to persons affiliated with us. In addition, we agreed to reimburse JMP Securities LLC, upon its request, for up to $150,000 of its reasonable out-of-pocket expenses. In accordance with the foregoing, we paid $1,343,619 in placement fees to JMP Securities LLC in connection with our June 2004 private placement. We have agreed to indemnify JMP Securities LLC, its affiliates and other related parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such persons may be required to make for these liabilities.

In February 2004, we issued and sold 400 shares of our Series A-1 preferred stock to JMP Group LLC, the ultimate parent entity of JMP Securities LLC, for an aggregate purchase price of $2.5 million and, in connection with such sale, we paid a $175,000 placement fee to JMP Securities LLC. In addition, we issued and sold 100 shares of our Series A-2 preferred stock to an entity related to Mr. Henriquez for an aggregate purchase price of $125,000, and we issued and sold 100 shares of our Series A-2 preferred stock to Mr. Howard for an aggregate purchase price of $125,000. Our Series A-1 preferred stock held a liquidation preference over our Series A-2 preferred stock and also carried separate, preferential voting rights. In June 2004, each share of Series A-1 preferred stock and Series A-2 preferred stock was exchanged for 208.3333 units with the same terms as the units sold in our June 2004 private offering.

In connection with the issuance of our Series A-1 preferred stock and Series A-2 preferred stock, we entered into a registration rights agreement with the holders of our Series A-1 preferred stock and Series A-2 preferred stock. In June 2004, in connection with the conversion of the Series A preferred stock, the registration rights agreement entered into in connection with the issuance of our preferred stock was terminated and the shares of our common stock issued upon conversion were included in the registration rights agreement entered into in connection with our June 2004 private offer.

We have entered into a letter agreement with Farallon Capital Management, L.L.C. that provides that prior to the date that is two years after certain investment funds controlled by Farallon Capital Management, L.L.C. cease to own at least 10% of our outstanding common stock and without the written consent of Farallon Capital Management, L.L.C., we will not (i) take any action to alter or repeal the resolution adopted by our board exempting from the Business Combination Act any business combination between us and certain investment funds managed by Farallon Capital Management, L.L.C. in a manner that would make the Business Combination Act applicable to acquisitions of our stock by such investment funds or (ii) amend the applicable provision of our bylaws in a manner that would make the Control Share Acquisition Act applicable to an acquisition of the Company’s common stock by investment funds controlled by Farallon Capital Management, L.L.C.

We have also entered into a letter agreement with JMP Asset Management LLC that provides that prior to the date that is two years after certain investment funds controlled by JMP Asset Management LLC cease to own at least 10% of our outstanding common stock and without the written consent of JMP Asset Management LLC that we will not (i) take any action to alter or repeal the resolution adopted by our board exempting from the Business Combination Act any business combination between us and certain investment funds managed by JMP Asset Management LLC in a manner that would make the Business Combination Act applicable to acquisitions of our stock by such investment funds or (ii) amend the applicable provision of our bylaws in a manner that would make the Control Share Acquisition Act applicable to an acquisition of the Company’s common stock by investment funds controlled by JMP Asset Management LLC.

In connection with our June 2004 private offering, we agreed to obtain the approval of each of JMP Asset Management LLC and Farallon Capital Management, L.L.C. for each investment made by us. Though this arrangement was terminated in connection with our election to be regulated as a business development company, under the terms of the letter agreements described above, we have agreed to indemnify, to the maximum extent permitted by Maryland law and the 1940 Act, representatives of JMP Asset Management LLC and Farallon Capital Management, L.L.C. in connection with their activities in evaluating our investment opportunities prior to our election to be regulated as a business development company on terms similar to those afforded to our directors and officers under our charter and bylaws.

In accordance with a letter agreement dated June 22, 2004 between us and JMP Group LLC, in January 2005 we issued and sold 72,000 units to funds managed by JMP Asset Management LLC at a price equal to $30.00 per unit, less a $2.10 initial purchaser’s discount per unit.

On April 12, 2005, we entered into our Bridge Loan Credit Facility with Alcmene Funding, LLC, a special purpose entity affiliated with Farallon Capital Management, L.L.C., one of our significant stockholders. See “Management’s Discussion and Analysis of Financial Condition—Borrowings.” In connection with the closing of the Bridge Loan Credit Facility, we paid a $500,000 upfront fee and will be obligated to pay additional fees under the terms of the facility. On August 1, 2005, we amended our Bridge Loan Credit Facility. The amendment agreement extended the term of the loan to April 12, 2006, eliminated the loan extension fee, revised the interest rate effective August 1, 2005 to LIBOR plus 5.6% through December 31, 2005 and thereafter to 13.5% per annum, and amended certain collateral rights and financial covenants. The loan fees are being amortized over the remaining ten-month period. On March 6, 2006, we entered into an amendment of our Bridge Loan Facility pursuant to which we repaid $10 million to Alcmene Funding LLC, extended the maturity date to June 30, 2006 and decreased the interest rate to 10.86%. On May 10, 2006, we repaid the remaining $15.0 million of the BridgeLoan Credit Facility and paid a $500,000 loan fee due on maturity and all accrued and unpaid interest through the date of repayment. At December 31, 2006, the Bridge Loan Credit Facility was no longer outstanding.

At March 2, 2006, we entered into an agreement with various affiliates of Farallon Capital Management, L.L.C. to sell $5 million of common stock, priced at the net asset value on February 28, 2006. On March 20, 2006, we completed the sale of 432,900 shares of common stock to the Farallon funds at a price per share of $11.55, which was the net asset value per share at February 28, 2006.

On June 8, 2005, we entered into an Underwriting Agreement with JMP Securities LLC pursuant to which JMP Securities LLC purchased 4,200,000 shares of our common stock and served as the lead underwriter in our initial public offer.

In conjunction with the Company’s Rights offering completed on April 21, 2006, the Company agreed to pay JMP Securities LLC a fee of approximately $700,000 as co-manager of the offering.

In conjunction with the Company’s public offering completed on December 7, 2006, the Company agreed to pay JMP Securities LLC a fee of approximately $1.2 million as co-manager of the offering.

In August 2000, Mr. Henriquez acquired an interest in JMP Group LLC, the ultimate parent entity of the lead underwriter in our initial public offering. Mr. Henriquez’s interest represents approximately 0.1% of the fully-diluted equity of JMP Group LLC.

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors.

We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. The board of directors reviews these procedures on an annual basis.

In addition, our code of ethics, which is signed by all employees and directors, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of ethics, which is available on our website at www.herculestech.com. each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Audit Committee. The Audit Committee is charged with monitoring and making recommendations to the board of directors regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The Nasdaq Stock Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal 2006 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, except that due to an administrative error, a Form 4 report reflecting the purchase of shares by Mr. Badavas was filed one day late.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee and the non-interested directors have selected Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. This selection is subject to ratification or rejection by the stockholders of the Company.

Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Fees Paid to Ernst & Young LLP for 2006 and 2005

The following aggregate fees were billed to the Company by Ernst & Young LLP during 2006 and 2005.

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit Fees	$726,602	$488,119
Audit-Related Fees	—	—
Tax Fees	90,295	—
Other Fees	2,260	—
Total Fees:	$819,157	$488,119

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees. In fiscal year 2006 and 2005, audit fees include fees associated with the annual audit of the Company’s financial statements, audit of management’s report on internal control over financial reporting, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, and comfort letters and consents included in other SEC filings.

Audit-Related Fees. We did not incur any audit-related fees during 2006 or 2005. Examples of such services would include assurance related services such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees in fiscal years 2006 include professional fees for tax compliance and tax advice.

All Other Fees. Relate to fees billed for an on-line technical accounting software service. The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Audit Committee Report

The audit committee of the board operates under a written charter adopted by the board. The audit committee is currently composed of Messrs. Badavas, Chow and Woodward.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The audit committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered public accounting firm. The policy requires that the audit committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the audit committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the audit committee. However, the audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The audit committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The audit committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The audit committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The audit committee has also considered the compatibility of non-audit services with the auditors’ independence.

During 2006, the audit committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Conclusion

Based on the audit committee’s discussion with management and the independent registered public accounting firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The audit committee also recommended the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the year ended December 31, 2007.

Respectfully Submitted,

The Audit Committee

Robert P. Badavas, Chairman

Joseph W. Chow

Allyn C. Woodward, Jr.

PROPOSAL III & PROPOSAL IV: APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

AND THE 2006 NON-EMPLOYEE DIRECTOR PLAN

Our board and executive management believe that, because the market for investment professionals is highly competitive, our successful performance depends on our ability to offer fair compensation packages to our professionals that are competitive with those offered by other specialty finance companies. The highly specialized nature of our business, the competitiveness of our market and the skills and importance of our employees make retention even more critical. The ability to offer equity-based compensation to our professionals, which both aligns employee behavior with stockholder interests and provides a retention tool, is vital to our future growth and success.

The board recommends approval of Proposal III and Proposal IV for the amendment of our equity compensation plans to provide for the periodic issuance of both options and shares of restricted stock our employees and employees of our wholly-owned consolidated subsidiaries (the “2004 Equity Incentive Plan”), as well as for our non-employee directors (the “2006 Non-Employee Director Plan,” and together with the 2004 Equity Incentive Plan, the “Plans”). With the addition of the ability to issue restricted stock, we believe that the Plans, as amended and restated, would enable us to offer our employees and directors compensation packages that are more competitive with those offered by our competitors and other investment management businesses, while also requiring less cash compensation. This will enhance our ability to hire and retain key senior management and other key personnel while at the same time preserving out cash for making new investments. Ultimately, our ability to (1) identify investment opportunities in the marketplace, (2) make successful investments in and loans to our portfolio companies, and (3) provide managerial assistance to our portfolio companies, is highly dependent upon the abilities, performance records and reputations of our personnel.

Use of Restricted Stock

We believe that the particular characteristics of our business, our dependence on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel. Retention and recruitment of highly qualified investment professionals and managers is vital to the future success and growth of our business and is in the best interests of our stockholders. Appropriate compensation plans that support our objectives and align the interests of stockholders and employees are essential to long term success in the finance business in general and critical to our business in particular. Most leading asset management, private equity and commercial finance firms in the United States provide equity-based compensation in one form or another.

We believe that the most appropriate form of equity-based compensation that we can offer is restricted stock. Relative to other forms of equity-based compensation, restricted stock will allow us to develop alignment in business plan, stockholder interests and employee interests and to match the expectations for the business more closely with our equity-based compensation plan. We believe that restricted stock has a clear and meaningful benefit to our stockholders and our business prospects.

Developing Alignment in Business Plan, Stockholder Interests, and Employee Interests

Alignment of a company’s business plan, stockholders’ interests and employee interests is an essential component of long term business success. Long-term business success is in the interest of our stockholders and employees. Our investment objective is to maximize our portfolio’s total return by generating current income from our debt investments and capital appreciation from our equity-related investments. As a taxpayer that elects to be regulated as a regulated investment company under Subchapter M of the Internal Revenue Code, we must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. Therefore, a key element of our return to stockholders is in the form of current income through the payment of dividends. This recurring payout requires a methodical asset acquisition approach and active monitoring and management of the investment portfolio over time. It also limits the appreciation in stock price that would otherwise be expected if any earnings were not paid out as dividends, and therefore makes options not as attractive as other incentive mechanisms, as options do not benefit from dividends and rely solely on stock appreciation for further value.

We believe that restricted stock motivates behavior that is more consistent with the type of return expectations that we have established for our stockholders. Our strategy is to originate debt and equity assets. Further, our business plan is to execute an accumulation of debt or equity securities that have a risk-based pricing premium relative to similar securities. To this end, restricted stock places more value on the quality of originated assets over the quantity of originated assets, and thus, restricted stock is a better compensation tool for us to align employee interests with stockholder interests. Shares of restricted stock that are subject to forfeiture provisions will allow us to set objectives and provide meaningful rewards over time to employees who effectuate the targeted outcome of income and principal stability. We believe that the issuance of restricted stock permits us to provide long-term incentives to attract experienced business professionals who might otherwise elect to become employed with private equity, mezzanine lenders, venture capital firms or hedge funds.

On May 23, 2007, we received an order from Securities and Exchange Commission (the “SEC”) authorizing the issuance of restricted stock to our employees and directors. Awards of restricted stock will comply with all aspects of the order, including the following:

•	Each issuance of restricted stock will be approved by a required majority of the Company’s directors on the basis that such issuance is in the best interests of the Company and its stockholders;

•

The maximum amount of shares of restricted stock that may be issued under the plans will be 10% of the Company’s outstanding stock on the effective date of the plans plus 10% of the number of shares of the Company’s common stock issued or delivered during the term of the plans;

•	The restricted stock will be subject to the additional limitations on equity compensation discussed below; and

•	The board of directors will review the plans at least annually.

Options

Under the securities rules that apply to business development companies, non-employee directors cannot receive any options or other equity compensation without an SEC exemptive order specifically allowing the grant of such equity awards. On February 15, 2007, we received an order of the SEC allowing us to issue options to non-employee directors. Under that original SEC order and the plan approved by the stockholders in 2006, we were permitted to issue options to purchase 20,000 shares per year to each non-employee director. Our board did not issue any such options at that time. In connection with the issuance of the restricted stock exemptive order, we intend to reduce the number of options available under the 2006 Non-Employee Director Plan. We cannot change the number of shares granted to a non-employee director absent a new order from the SEC, which we have applied for. Subject to our stockholders’ approval of the amended and restated 2006 Non-Employee Director Plan and our receipt of a revised order of the SEC granting amended exemptive relief with respect to the Options, non-employee directors will receive options to purchase 10,000 shares of common stock upon their first election to the board and an additional grant of options to purchase 15,000 shares of common stock upon each subsequent reelection to the board.

PROPOSAL III: APPROVAL OF THE AMENDED AND RESTATED 2004

EQUITY INCENTIVE PLAN

On March 7, 2007, the board voted to approve the amended and restated 2004 Equity Incentive Plan and to recommend approval of the 2004 Equity Incentive Plan by stockholders. The following is a summary of the material features of the 2004 Equity Incentive Plan, as it will be in effect following approval by the stockholders. It may not contain all of the information important to you. You are encouraged to read the entire 2004 Equity Incentive Plan as proposed to be amended, a copy of which appears as Exhibit A to this proxy statement.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for the approval of the 2004 Equity Incentive Plan as proposed to be amended.

Summary of the 2004 Equity Incentive Plan

Effective Date. If adopted by stockholders, the amended and restated 2004 Equity Incentive Plan will be effective immediately upon such approval by the stockholders.

Purpose and Effect of Amendments. Stockholders are being requested to consider and approve the amendment and restatement of the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan was previously amended and approved by stockholders at our 2006 Annual Meeting. The 2007 amendment includes provisions allowing the issuance of restricted stock to all key employees, including all employee directors. Restricted stock refers to an award of stock that is subject to forfeiture restrictions and may not be transferred until such restrictions have lapsed. The 2004 Equity Incentive Plan, as proposed to be amended, will also allow us to continue to issue options.

Participation. Under the 2004 Equity Incentive Plan, up to 7,000,000 shares of our common stock are authorized for issuance. Participants in the 2004 Equity Incentive Plan (“Participants”) may receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the board.

Options. Options granted under the 2004 Equity Incentive Plan (the “Options”) entitle the optionee, upon exercise, to purchase shares of common stock at a specified exercise price per share. Options must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant or, if the optionee owns or is treated as owning more than 10% of the total combined voting power of all classes of the Company’s stock, 110% of the fair market value of a share of stock as determined in good faith by the board on the date of the grant. The lapsing of forfeiture restrictions shall take place at the rate of at least 20% per year over not more than five years form the date the award is granted, subject to reasonable conditions such as continued employment, but the options may be subject to such additional reasonable forfeiture conditions determined by the board.

Restricted Stock. The 2004 Equity Incentive Plan, as proposed to be amended, permits the issuance of restricted stock consistent with such terms and conditions as the board shall deem appropriate. The board will determine the time or times at which such shares of restricted stock will become exercisable and the terms on which such shares will remain exercisable. Such grants of restricted stock shall not be transferable other than by will or by the laws of descent and distribution. Any shares of restricted stock for which forfeiture restrictions have not lapsed at the point at which the participant terminates his employment will terminate immediately and such shares will be returned to the Company and will be available for future awards under this plan.

Limitations on Awards of Options, Restricted Stock or Warrants. There are limits on the number of shares of restricted stock that can be issued under both the 2004 Equity Incentive Plan and the 2006 Non-Employee Director Plan. The 2004 Equity Incentive Plan, as proposed to be amended, limits the combined maximum amount of restricted stock that may be issued under both Plans to 10% of the outstanding shares of our stock on the effective date (i.e; the date of stockholder approval) of the Plans plus 10% of the number of shares of stock issued or delivered by the Company during the terms of the Plans. The proposed amendments further specify that no one person shall be granted awards of restricted stock relating to more than 25% of the shares available for issuance under the 2004 Equity Incentive Plan. Further, the amount of voting securities that would result from the exercise of all our outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Plans, at the time of issuance shall not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from such exercise of all of our outstanding warrants, options and rights issued to our directors, officers and employees, together with any restricted stock issued pursuant to the Plans, would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Plans, at the time of issuance shall not exceed 20% of our outstanding voting securities.

Transfer/Termination Date. Unless sooner terminated by the board, the 2004 Equity Incentive Plan will terminate on the tenth anniversary of its adoption, and no additional awards may be made under such plan after that date. The 2004 Equity Incentive Plan provides that all awards granted under such plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to the Company.

Administration. Our Board administers the 2004 Equity Incentive Plan and has the authority, subject to the provisions of the 2004 Equity Incentive Plan, to determine who will receive awards under the 2004 Equity Incentive Plan and the terms of such awards. Our board has the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards; provided, however, that the exercise price of options granted under the 2004 Equity Incentive Plan will not be adjusted unless we first receive an exemptive order from the SEC or written confirmation from the staff of the SEC that we may do so.

In the event of a consolidation, merger, stock sale, a sale of all or substantially all of the Company’s assets, a dissolution or liquidation or other similar events (a “Covered Transaction”), the board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

Awards under 2004 Equity Incentive Plan will be granted to our executive officers and other employees as determined by our board at the time of each issuance.

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2004 Equity Incentive Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the Award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN.

PROPOSAL IV: APPROVAL OF THE AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR PLAN

On March 7, 2007, the board voted to approve the amended and restated 2006 Non-Employee Director Plan and to recommend approval of the amended and restated 2006 Non-Employee Director Plan by stockholders. The following is a summary of the material features of the 2006 Non-Employee Director Plan, as it will be in effect following approval by our stockholders . It may not contain all of the information important to you. You are encouraged to read the entire 2006 Non-Employee Director Plan as proposed to be amended, a copy of which appears as Exhibit B to this proxy statement.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for the approval of the 2006 Non-Employee Director Plan as proposed to be amended.

Effective Date. If adopted by stockholders, the amended and restated 2006 Non-Employee Director Plan will be effective upon such approval. However, we will not be able to issue options under the 2006 Non-Employee Director Plan until we receive a revised exemptive order from the SEC, as described below.

Purpose and Effect of Amendments. The stockholders are being requested to consider and approve the amendment and restatement of the 2006 Non-Employee Director Plan. The 2006 Non-Employee Director Plan was previously approved by stockholders at our 2006 Annual Meeting subject to receipt of an exemptive order from the SEC. The 2007 amendment includes provisions to: (1) permit the issuance of restricted stock to non-employee directors (the “Non-employee Directors”), (2) reduce the number of options available to be issued to Non-employee Directors and (3) to change the vesting schedule for such option grants.

Options. Under the securities rules that apply to business development companies, non-employee directors cannot receive any options or other equity compensation without an SEC exemptive order specifically allowing the grant of such equity awards. On February 15, 2007, we received an order of the SEC allowing us to issue options to non-employee directors. Under that original SEC order and the plan approved by the stockholders in 2006, we were permitted to issue options to purchase 20,000 shares per year to each Non-employee Director. Our board did not issue any such options at that time. In connection with the issuance of the restricted stock exemptive order, we intend to reduce the number of options available under the 2006 Non-Employee Director Plan. We cannot change the number of shares granted to a Non-employee Director absent a new order from the SEC, which we have applied for. Subject to our stockholders’ approval of the amended and restated 2006 Non-Employee Director Plan and our receipt of a revised order of the SEC granting amended exemptive relief with respect to the Options, Non-Employee Directors will receive options to purchase 10,000 shares of common stock upon their first election to the board and an additional grant of options to purchase 15,000 shares of common stock upon each subsequent reelection to the board. Because we have a staggered board, each director is elected to a three year term and subject to reelection only every three years. Therefore, with this amendment, we are effectively reducing the number of options granted to Non-employee Directors from 20,000 per year to 5,000 per year. Forfeiture restrictions for the initial options grant of 10,000 shares would lapse as to one-half of such shares on the anniversary of the grant for each of the first two years of service, and forfeiture restrictions for the subsequent options grant of 15,000 shares upon reelection would lapse as to one-third of such shares on the anniversary of such grant over three years. In addition, Non-employee Directors who hold office as of the date of our 2007 Annual Meeting of Stockholders shall receive options equal to the pro rata portion of such options grant of 15,000 shares based on the length of the Non-Employee Directors’ remaining current term, for which forfeiture restrictions would lapse as to one-third of such shares on the anniversary of the grant over three years.

Restricted Stock. We believe that the ability to grant restricted stock to Non-employee Directors will allow us to develop alignment in business plan, shareholder interests and employee interests and to match the return expectations of our business more closely with our compensation plan. Subject to approval of the 2006 Non-Employee Director Plan by our stockholders, the 2006 Non-Employee Director Plan will provide for the grant of 3,333 shares of restricted stock to each Non-employee Director upon his or her initial election to the

Board and an additional grant of 5,000 shares of restricted stock at the time of such Non-employee Director’s re-election to the board. Forfeiture restrictions for the initial grant of 3,333 shares of restricted stock would lapse as to one-half of such shares on the anniversary of the grant for each of the first two years of service, and forfeiture restrictions for the subsequent grant of 5,000 shares of restricted stock upon reelection would lapse as to one-third of such shares on the anniversary of such grant over three years. In addition, Non-employee Directors who hold office on the date of our 2007 Annual Meeting of Stockholders will receive a grant of restricted stock equal to the pro rata portion of such grant of 5,000 shares of restricted stock based on the length of the Non-Employee Directors’ remaining current term, for which forfeiture restrictions would lapse as to one-third of such shares on the anniversary of the grant over three years. The grants of restricted stock to Non-employee Directors under the 2006 Non-Employee Director Plan will be automatic and will not be changed without SEC approval.

Limitations on Awards of Options, Restricted Stock or Warrants. There are limits on the number of shares of restricted stock that can be issued under both the 2004 Equity Incentive Plan and the 2006 Non-Employee Director Plan. The 2006 Non-Employee Director Plan, as proposed to be amended, limits the combined maximum amount of restricted stock that may be issued under both Plans to 10% of the outstanding shares of our stock on the effective date of the Plans plus 10% of the number of shares of stock issued or delivered by the Company during the terms of the Plans. The proposed amendments further specify that no one person shall be granted awards of restricted stock relating to more than 25% of the shares available for issuance under the 2006 Non-Employee Director Plan. Further, the amount of voting securities that would result from the exercise of all our outstanding warrants, options and rights, together with any restricted stock pursuant to the Plans, at the time of issuance shall not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from such exercise of all of our outstanding warrants, options and rights issued to directors, officers and employees, together with any restricted stock issued pursuant to the Plans, would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Plans, at the time of issuance shall not exceed 20% of our outstanding voting securities.

Transfer/Termination Date. Unless sooner terminated by the board, the 2006 Non-Employee Director Plan will terminate on the tenth anniversary of its adoption and no additional awards may be made under such plan after that date. The 2006 Non-Employee Director Plan provides that all awards granted under the plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to us.

Administration. The board administers the 2006 Non-Employee Director Plan. Under the 2006 Non-Employee Director Plan, the maximum aggregate number of shares of common stock that may be issued as options or restricted stock is one million (1,000,000) shares. As of the date of this proxy statement, no options have been issued pursuant to the 2006 Non-Employee Director Plan.

In the event of a Covered Transaction, the board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2006 Non-Employee Director Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the Award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

2007 Issuance of Options and Restricted Stock. If the 2006 Non-Employee Director Plan is approved by stockholders and we receive an order of the SEC granting exemptive relief regarding the options, we expect to grant the following awards to our Non-employee Directors:

Name and Position	Options	Restricted Stock
Robert P. Badavas(1)	5,000	1,667
Joseph W. Chow(1)	5,000	1,667
Allyn C. Woodward, Jr.(2)	10,000	3,334

(1)	Robert P. Badavas and Joseph W. Chow each have one remaining year in their three-year terms on the board. Upon stockholder approval of the 2006 Non-Employee Director Plan and our receipt of an order of the SEC granting amended exemptive relief with respect to the options, each will receive grants of options and restricted stock equal to the pro rata portion of such options grant to purchase 15,000 shares of common stock and 5,000 shares of restricted tock based on the length of the Non-Employee Directors’ remaining current term. The forfeiture restrictions for such options and restricted stock lapse as to one-third of such grant or shares, respectively, on the anniversary of the grant over three years.
(2)	Allyn C. Woodward, Jr. has two remaining years in his three-year term on the board. Upon stockholder approval of the 2006 Non-Employee Director Plan and our receipt of an order of the SEC granting amended exemptive relief with respect to the options, Mr. Woodward will receive a grant of options and restricted stock equal to the pro rata portion of such options grant to purchase 15,000 shares and 5,000 shares of restricted stock based on the length of the Non-Employee Directors’ remaining current term. The forfeiture restrictions for such options and restricted stock lapse as to one-third of such grant or shares, respectively, on the anniversary of the grant over three years.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR PLAN.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2008 Annual Meeting of Stockholders will be held in May 2008, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Company at its address in Palo Alto, California, and the Company must receive the proposal on or before January 25, 2008, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Under the Company’s current Bylaws, nominations for directors and proposals of business, other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8, may be made by shareholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required in the Bylaws. Except as noted below, to be timely a notice with respect to the 2008 Annual Meeting of Stockholders must be delivered to the secretary of the Company no earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. For the Company’s 2008 annual meeting, the Company must receive such proposals and nominations no earlier than December 26, 2007 and no later than January 25, 2008. If the date of the annual meeting has been changed by more than thirty calendar days from the first anniversary of the date of the preceding year’s annual meeting, stockholder proposals or director nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Proposals must comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Notices of intention to present proposals at the 2008 annual meeting should be addressed to H. Scott Harvey, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

/s/ Scott Harvey

Scott Harvey

Secretary

Palo Alto, California

May 23, 2007

Exhibit A

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

2006 NON-EMPLOYEE DIRECTOR PLAN

(2007 AMENDMENT AND RESTATEMENT)

1.	PURPOSE.

(A)     General Purpose.  The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

(B)     Eligible Participants.  All Non-employee Directors of the Company are eligible to be granted Awards by the Board under the Plan.

2.	DEFINITIONS.

(A)  “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B)  “Award” means an award of Options, Dividend Equivalent Rights or shares of Restricted Stock granted pursuant to the Plan.

(C)  “Board” means the Board of Directors of the Company.

(D)  “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(E)  “Commission” means the Securities and Exchange Commission.

(F)  “Committee” means a committee of two or more members of the Board appointed by the Board in accordance with Section 3(c).

(G)  “Company” means Hercules Technology Growth Capital, Inc., a Maryland corporation.

(H)  “Continuous Service” means the Participant’s uninterrupted service with the Company as a Non-employee Director.

(I)  “Covered Transaction” means any of (i) a consolidation, merger, stock sale or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company or (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(J)  “Dividend Equivalent Rights” has the meaning set forth in Section 10.

(K)  “Effective Date” has the meaning set forth in Section 13.

(L)  “Employee” means any person employed by the Company.

(M)  “Employee Plan” means the 2004 Equity Incentive Plan of the Company as amended and restated from time to time.

(N)  “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(O)  “Non-employee Director” means any director of the Company who is not an Employee or officer of the Company.

(P)  “Non-statutory Stock Option” means an option granted under the Plan that is not intended to qualify under Section 422 of the Code.

(Q)  “Option” means a Non-statutory Stock Option granted pursuant to the Plan.

(R)  “Participant” means a person to whom an Award is granted pursuant to the Plan.

(S)  “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(T)  “Plan” means this 2006 Non-employee Director Plan, as from time to time amended and in effect.

(U)  “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(V)  “Securities Act” means the Securities Act of 1933, as amended.

(W)  “Stock” means the common stock of the Company, par value $.001 per share.

3.	ADMINISTRATION.

(A)    Administration By Board.  The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(c).

(B)    Powers of Board.  The Board shall have the power, subject to the express provisions of the Plan and applicable law:

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan or an Award as provided in Section 11.

To terminate or suspend the Plan as provided in Section 12.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C)    Delegation to Committee.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (c), shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(D)    Effect of Board’s Decision.  Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.

(A)    Share Reserve.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to any Awards is one million (1,000,000) shares.

(B)    Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

(C)    Source of Shares.  The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise.

(D)    Limits on Individual Grants.  The maximum number of shares of Stock for which any Non-employee Director may be granted Awards in any calendar year is forty thousand (40,000) shares.

(E)    Limits on Grants of Restricted Stock.  The combined maximum amount of Restricted Stock that may be issued under the Plan and the Employee Plan will be 10% of the outstanding shares of Stock on the effective date of the plans plus 10% of the number of shares of Stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the plans. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan.

(F)    No Grants in Contravention of 1940 Act.  No Award may be granted under the Plan if the grant of such Award would cause the Company to violate Section 61(a)(3) of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect. The grants of Awards under the Plan will be automatic and will not be changed without Commission approval.

(G)    Limits on Number of Awards.  The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any Restricted Stock issued pursuant to this Plan and the Employee Plan, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any Restricted Stock issued pursuant to this Plan and the Employee Plan, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and the Employee Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(H)    Transferability.  An Award shall not be transferable, except by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and an Award that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant.

5.	ELIGIBILITY.

Awards may be granted to the Non-employee Directors; provided, however, that grants of Awards to Non-employee Directors must be approved by order of the Commission under the 1940 Act.

6.	OPTION PROVISIONS.

Each Option shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated by the Board as Non-statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each Option. Each Option granted under the Plan shall provide that such option will not be treated as an “incentive stock option,” as that term is defined in Section 422(b) of the Code. No Option may be exercised prior to the date that stockholders of the Company approve the Plan. The provisions of separate Options need not be identical, but, to the extent relevant, each Option shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)    Initial Grant.  Each individual elected to the Board as a Non-employee Director after the Effective Date shall automatically be granted Options to purchase 10,000 shares of Stock (as adjusted pursuant to Section 9 hereof) upon initial election to such position. The forfeiture restrictions for each such Option shall lapse as to one-half (1/2) of the Stock on the anniversary of such grant and as to an additional one-half (1/2) of the Stock on the second anniversary of such grant so that the forfeiture restrictions for one hundred percent (100%) of the Stock shall lapse two (2) years after the date of grant; provided, that the Participant remains in service on such dates.

(B)    Periodic Grants.  Each Non-employee Director shall automatically be granted Options to purchase 15,000 shares of Stock (as adjusted pursuant to Section 9 hereof) on the date of such Non-employee Director’s re-election to the Board of Directors. Such Options will be granted to each Non-employee Director on the date of the Company’s Annual Meeting of Stockholders (or such other date as determined by the Board in the event that an Annual Meeting of Stockholders is not held by the Company) and the forfeiture restrictions for such grant will lapse as to one-third (1/3) of the Stock on the anniversary of such grant over three years. Non-employee Directors who hold office on the Effective Date (as such term is defined in Section 13) will each receive a grant of Options for a number of shares of stock equal to the product of (x) the number of years remaining in their then-current term divided by three (3), and (y) 15,000. The forfeiture restrictions for such Options will lapse as to one-third (1/3) of the Stock on the anniversary of the grant over three years.

(C)    Term.  No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(D)    Exercise Price of an Option.  The exercise price of each Option shall not be less than the current market value of, or if no such market value exists, the current net asset value of, the Stock subject to the Option as determined in good faith by the Board on the date the Option is granted.

(E)    Consideration.  The purchase price for Stock acquired pursuant to an Option shall be paid in full at the time of exercise either (i) in cash, (ii) through a broker-assisted exercise program acceptable to the Board, (iii) by such other means of payment as may be acceptable to the Board, or (iv) in any combination of the foregoing permitted forms of payment.

(F)    Termination of Continuous Service.  Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Option held by the Participant or the Participant’s Permitted Transferee that is not then exercisable will terminate and the balance will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(g), and will thereupon terminate subject to the following provisions (which shall apply unless the Board expressly provides otherwise):

if a Participant’s Continuous Service ceases by reason of death, or if a Participant dies following the cessation of his or her Continuous Service but while any portion of any Option then held by the Participant or the Participant’s Permitted Transferee is still exercisable, the then exercisable portion, if any, of all Options held by the Participant or the Participant’s Permitted Transferee immediately prior to the Participant’s death will remain exercisable for the lesser of (A) the one year period ending with the first anniversary of the Participant’s death or (B) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(g)(i), and will thereupon terminate; and

if the Board in its sole discretion determines that the cessation of a Participant’s Continuous Service resulted for reasons that cast such discredit on the Participant as to justify immediate termination of his or her Options, all Options then held by the Participant or the Participant’s Permitted Transferee will immediately terminate.

7.	RESTRICTED STOCK PROVISIONS.

Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. No Restricted Stock shall be granted prior to the date the stockholders of the Company approve the Plan. To the extent relevant, each grant of Restricted Stock includes (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)    Initial Grant.  Each individual elected to the Board as a Non-employee Director after the Effective Date shall automatically be granted 3,333 shares of Restricted Stock (as adjusted pursuant to Section 9 hereof) upon initial election to such position. The forfeiture restrictions for such initial shares of Restricted Stock shall lapse as to one-half (1/2) of the Restricted Stock on the first anniversary of the date of grant and as to an additional one-half (1/2) of the Restricted Stock on the second anniversary of the date of grant so that the forfeiture restrictions for one hundred percent (100%) of the initial grant of Restricted Stock shall lapse two (2) years after the date of grant.

(B)    Periodic Grants.  Each Non-employee Director shall automatically be granted 5,000 shares of Restricted Stock (as adjusted pursuant to Section 9 hereof) on the date of such Non-employee Director’s re-election to the Board of Directors. Such shares of Restricted Stock will be granted to each Non-employee Director on the date of the Company’s Annual Meeting of Stockholders at which such Non-employee Director is re-elected to the Board (or such other date as determined by the Board in the event that an Annual Meeting of Stockholders is not held by the Company) and the forfeiture restrictions for such shares will lapse as to one-third (1/3) of such shares on the anniversary of such grant over three years. Non-employee Directors who hold office on the date that the Company receives an order from the Commission under Sections 6(c), 57(a)(4) and 57(i) of the 1940 Act and under Rule 17d-1 under the Act permitting the issuance of a number of shares of Restricted Stock will receive on the Effective Date a grant of Restricted Stock equal to the product of (x) the number of years remaining in their then-current term divided by three (3), and (y) 5,000. The forfeiture restrictions for such shares will lapse as to one-third (1/3) of such shares on the anniversary of such grant over three years.

(C)    Consideration.  Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

(D)    Termination of Continuous Service.  Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant that is not then vested will terminate, and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.

8.	MISCELLANEOUS.

(A)    Acceleration.  The Board shall have the power to accelerate the time at which the forfeiture restrictions pertaining to an Award or any portion thereof may lapse, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B)    Stockholder Rights.  No Participant or other person shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until such Option has been delivered to the Participant or other person upon exercise of the Option. Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.

(C)    No Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a director of, the Company or shall affect the right of the Company to terminate the service of a Non-employee Director pursuant to the Bylaws of the Company and any applicable provisions of the corporate law of the state in which the Company is incorporated.

(D)    Legal Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to issuance of the Stock or to the exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E)    Withholding Obligations.  Each issuance of Stock or exercise of an Award granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such issuance, exercise or exchange. Without limiting the generality of the foregoing, the Participant may satisfy such withholding requirements by tendering a check (acceptable to the Board) for the full amount of such withholding. In the event the Company becomes liable for tax withholding with respect to an Award prior to the date of exercise, the Company may require the Participant to remit the required tax withholding by separate check acceptable to the Company or may make such other arrangements (including withholding from other payments to the Participant) for the satisfaction of such withholding as it determines.

9.	ADJUSTMENTS UPON CHANGES IN STOCK.

(A)    Capitalization Adjustments.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(d) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. To the extent consistent with the performance-based compensation rules of Section 62(m) of the Code, where applicable, the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder; provided, however, that the exercise price of Awards granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so.

(B)    Covered Transaction.  Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction.

10.	DIVIDEND EQUIVALENT RIGHTS.

The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions (“Dividend Equivalent Rights”) with respect to Stock subject to an Award; provided, however, that grants of Dividend Equivalent Rights must be approved by order of the Commission. The Board may impose such terms, restrictions and conditions on Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend or suspend such Dividend Equivalent Rights at any time without the consent of the Participant or Participants to whom such Dividend Equivalent Rights have been granted, if any.

11.	AMENDMENT OF THE PLAN AND AWARDS.

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award.

12.	TERMINATION OR SUSPENSION OF THE PLAN.

(A)    Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B)    No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

13.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective (i) with respect to awards of Options unless the Company has received an order of the Commission under Section 61(a)(3)(B) of the Act permitting such grants; and (ii) with respect to awards of Restricted Stock unless the Company has received an order of the Commission under Sections 6(c), 57(a)(4), and 57(i) of the 1940 Act and Rule 17d-1 under the Act and (iii) the Plan shall not be effective with respect to awards of Dividend Equivalent Rights unless the Company has received an order of the Securities and Exchange Commission that permits such Award or grant (the “Effective Date”).

14.	1940 ACT.

No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

15.	SEVERABILITY.

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

Exhibit B

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

2004 EQUITY INCENTIVE PLAN

(2007 AMENDMENT AND RESTATEMENT)

1.	PURPOSE.

(A)    General Purpose.  The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

(B)    Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in the value of the Company’s Stock through the granting of Restricted Stock, Incentive Stock Options, Non-statutory Stock Options and Warrants.

(C)     Eligible Participants.  All key Employees and all Employee Directors are eligible to be granted Awards by the Board under the Plan; provided that, no person shall be granted Awards of Restricted Stock unless such person is an Employee of the Company or an Employee of a wholly-owned consolidated subsidiary of the Company.

2.	DEFINITIONS.

(A)  “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B)  “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

(C)  “Award” means an award of Restricted Stock, Dividend Equivalent Rights, Options or Warrants granted pursuant to the Plan.

(D)  “Board” means the Board of Directors of the Company.

(E)  “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(F)  “Commission” means the Securities and Exchange Commission.

(G)  “Committee” means a committee of two or more members of the Board appointed by the Board in accordance with Section 3(c).

(H)  “Company” means Hercules Technology Growth Capital, Inc., a Maryland corporation.

(I)  “Continuous Service” means the Participant’s uninterrupted service with the Company or an Affiliate, whether as an Employee or Employee Director.

(J)  “Covered Transaction” means any of (i) a consolidation, merger, stock sale or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company or (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(K)  “Dividend Equivalent Rights” has the meaning set forth in Section 11.

(L)  “Effective Date” has the meaning set forth in Section 14.

(M)  “Employee” means any person employed by the Company or an Affiliate.

(N)  “Employee Director” means a member of the Board of Directors of the Company that is also an Employee of the Company.

(O)  “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(P)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(Q)  “Non-employee Director Plan” means the 2006 Non-employee Director Plan, as from time to time amended and in effect.

(R)  “Non-statutory Stock Option” means an Option that is not an Incentive Stock Option.

(S)  “Option” means an Incentive Stock Option or a Non-statutory Stock Option granted pursuant to the Plan.

(T)  “Participant” means a person to whom an Award is granted pursuant to the Plan.

(U)  “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(V)  “Plan” means this 2004 Equity Incentive Plan, as from time to time amended and in effect.

(W)  “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(X)  “Securities Act” means the Securities Act of 1933, as amended.

(Y)  “Stock” means the common stock of the Company, par value $.001 per share.

(Z)  “Warrant” means a warrant to purchase Stock of the Company granted pursuant to the Plan and having such terms and conditions as the Board shall deem appropriate.

3.	ADMINISTRATION.

(A)     Administration By Board.  The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(c).

(B)    Powers of Board.  The Board shall have the power, subject to the express provisions of the Plan and applicable law:

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan or an Award as provided in Section 12.

To terminate or suspend the Plan as provided in Section 13.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C)    Delegation to Committee.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards and Dividend Equivalent Rights in accordance with Section 61(a)(3)(A)(iv) of the 1940 Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (c), shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(D)     Effect of Board’s Decision.  Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.

(A)    Share Reserve.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to grants of Restricted Stock or the exercise of Awards (and in the case of Warrants, exercise or exchange of Warrants) is seven million (7,000,000) shares.

(B)    Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. To the extent any Warrants are exchanged at any time for shares of Stock pursuant to the terms of the certificates governing such Warrants, that number of shares equal to the difference between the number of shares for which such Warrants were exercisable immediately prior to such exchange and the number of shares of Stock for which such Warrants are, in fact, exchanged shall revert to and again become available for issuance under the Plan.

(C)    Type of Shares.  The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.

(D)    Limits on Individual Grants.  The maximum number of shares of Stock for which any Employee or Employee Director may be granted Awards in any calendar year is one million (1,000,000) shares.

(E)     Limits on Grants of Restricted Stock.  The combined maximum amount of Restricted Stock that may be issued under the Plan and the Non-employee Director Plan will be 10% of the outstanding shares of Stock on the effective date of the plans plus 10% of the number of shares of Stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the plans. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan.

(F)    No Grants in Contravention of 1940 Act.  At all times during such periods as the Company qualifies or is intended to qualify as a “business development company,” no Award may be granted under the Plan if the grant of such Award would cause the Company to violate Section 61(a)(3) of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.

(G)    Limits on Number of Awards.  The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and the Non-employee Director Plan, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any Restricted Stock issued pursuant to this Plan and the Non-employee Director Plan, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and the Non-employee Director Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(H)    Date of Award’s Grant:  The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.

5.	ELIGIBILITY.

Incentive Stock Options may be granted to Employees or Employee Directors of the Company or a “parent” or “subsidiary” corporation of the Company as those terms are used in Section 424 of the Code. Awards other than Incentive Stock Options may be granted to both Employees and Employee Directors. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Board.

6.	OPTION PROVISIONS.

Each Option shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but, to the extent relevant, each Option shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)    Time and Manner of Exercise.  Unless the Board expressly provides otherwise, an Option will not be deemed to have been exercised until the Board receives a notice of exercise (in form acceptable to the Board) signed by the appropriate person and accompanied by any payment required under the Award. If the Option is exercised by any person other than the Participant, the Board may require satisfactory evidence that the person exercising the Option has the right to do so. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(B)     Exercise Price of an Option.  The exercise price of each Option shall be not less than the current market value of, or if no such market value exists, the current net asset value of, the stock subject to the Option as determined in good faith by the Board on the date the Option is granted. In the case of an Option granted to a 10% Holder and intended to qualify as an Incentive Stock Option, the exercise price will not be less than 110% of the current market value determined as of the date of grant. A “10% Holder” is an individual owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations. No such Stock Option, once granted, may be repriced other than in accordance with the 1940 Act and the applicable stockholder approval requirements of the Nasdaq National Market.

(C)     Consideration.  The purchase price for Stock acquired pursuant to an Option shall be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program acceptable to the Board, (iii) by such other means of payment as may be acceptable to the Board, or (iv) in any combination of the foregoing permitted forms of payment.

(D)    Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(E)     Transferability of a Non-statutory Stock Option.  A Non-statutory Stock Option shall be transferable by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and a Non-statutory Stock Option that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant.

(F)    Limitation on Repurchase Rights.  If an Option gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with Section 260.140.41(k) of the California Code of Regulations and the 1940 Act.

(G)    Exercisability.  The Board may determine the time or times at which an Option will vest or become exercisable and the terms on which an Option requiring exercise will remain exercisable. Notwithstanding the foregoing, vesting shall take place at the rate of at least 20% per year over not more than five years from the date the award is granted, subject to reasonable conditions such as continued employment; provided, however, that options may be subject to such reasonable forfeiture conditions as the Board may choose to impose and which are not inconsistent with Section 260.140.41 of the California Code of Regulations.

(H)    Termination of Continuous Service.  Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Option held by the Participant or the Participant’s Permitted Transferee that is not then exercisable will terminate and the balance will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(h), and will thereupon terminate subject to the following provisions (which shall apply unless the Board expressly provides otherwise):

if a Participant’s Continuous Service ceases by reason of death, or if a Participant dies following the cessation of his or her Continuous Service but while any portion of any Option then held by the Participant or the Participant’s Permitted Transferee is still exercisable, the then exercisable portion, if any, of all Options held by the Participant or the Participant’s Permitted Transferee immediately prior to the Participant’s death will remain exercisable for the lesser of (A) the one year period ending with the first anniversary of the Participant’s death or (B) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(h)(i), and will thereupon terminate; and

if the Board in its sole discretion determines that the cessation of a Participant’s Continuous Service resulted for reasons that cast such discredit on the Participant as to justify immediate termination of his or her Options, all Options then held by the Participant or the Participant’s Permitted Transferee will immediately terminate.

Notwithstanding anything in the foregoing to the contrary, in the case of a Participant residing in California, unless such Participant’s employment is terminated for cause (as defined in any contract of employment between the Company and such Participant, or if none, in the instrument evidencing the grant of such Participant’s option), in the event of termination of employment of such Participant, he or she shall have the right to exercise an option, to the extent that he or she was otherwise entitled to exercise such option on the date employment terminated, as follows: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code).

7.	RESTRICTED STOCK PROVISIONS.

Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate grants of Restricted Stock need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)    Consideration.  To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

(B)     Transferability of Restricted Stock.  Except as the Board otherwise expressly provides, Restricted Stock shall not be transferable other than by will or by the laws of descent and distribution.

(C)     Vesting.  The Board may determine the time or times at which shares of Restricted Stock will vest or become exercisable and the terms on which shares of Restricted Stock will remain exercisable.

(D)    Termination of Continuous Service.  Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will thereupon terminate and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.

8.	WARRANT PROVISIONS.

Warrants granted prior to January 1, 2006 shall be governed by the applicable terms of the Plan as then in effect.

9.	MISCELLANEOUS.

(A)    Acceleration.  The Board shall have the power to accelerate the time at which an Award or any portion thereof vests or may first be exercised, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B)    Stockholder Rights.  No Participant or other person shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option or Warrant unless and until such Award has been delivered to the Participant or other person upon exercise of the Award (or, in the case of Warrants, upon exercise or exchange of the Warrant). Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.

(C)    No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue in the employment of, or to continue to serve as a director of, the Company or an Affiliate or shall affect the right of the Company or an Affiliate to terminate (i) the employment of the Participant (if the Participant is an Employee) with or without notice and with or without cause or (ii) the service of an Employee Director (if the Participant is an Employee Director) pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated. Nothing in the Plan will be construed as giving any person any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

(D)     Legal Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to the grant or the exercise of the Award (or, in the case of Warrants, as a condition to exercise or exchange of the Warrant), such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E)    Withholding Obligations.  Each grant or exercise of an Award granted hereunder (or, in the case of Warrants, exercise or exchange of a Warrant) shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such grant, exercise or exchange. Without limiting the generality of the foregoing, the Participant may satisfy such withholding requirements by tendering a check (acceptable to the Board) for the full amount of such withholding. In the event the Company or an Affiliate becomes liable for tax withholding with respect to an Option prior to the date of exercise (or, in the case of Warrants, exercise or exchange), the Company may require the Participant to remit the required tax withholding by separate check acceptable to the Company or may make such other arrangements (including withholding from other payments to the Participant) for the satisfaction of such withholding as it determines.

(F)    Section 409A.  Awards under the Plan are intended either to qualify for an exemption from Section 409A or to comply with the requirements thereof, and shall be construed accordingly.

10.	ADJUSTMENTS UPON CHANGES IN STOCK.

(A)     Capitalization Adjustments.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(d) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. To the extent consistent with qualification of Incentive Stock Options under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder; provided, however, that the exercise price of Awards granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Securities and Exchange Commission or written confirmation from the staff of the Securities and Exchange Commission that the Company may do so.

(B)    Covered Transaction.  Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction following vesting or exercise, and the Award will terminate upon consummation of the Covered Transaction.

11.	DIVIDEND EQUIVALENT RIGHTS.

The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions (“Dividend Equivalent Rights”) with respect to Stock subject to an Award; provided, however, that grants of Dividend Equivalent Rights must be approved by order of the Securities and Exchange Commission. The Board may impose such terms, restrictions and conditions on Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend or suspend such Dividend Equivalent Rights at any time without the consent of the Participant or Participants to whom such Dividend Equivalent Rights have been granted, if any.

12.	AMENDMENT OF THE PLAN AND AWARDS.

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(A)    Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B)    No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock or the grant of Dividend Equivalent Rights unless the Company has received an order of the Commission that permits such Award or grant (the “Effective Date”).

15.	1940 ACT.

No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

16.	INFORMATION RIGHTS OF PARTICIPANTS

The Company shall provide to each Participant who acquires Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

17.	SEVERABILITY.

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

18.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

19.	WAIVER OF JURY TRIAL.

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

20.	LIMITATION ON LIABILITY.

Notwithstanding anything to the contrary in the Plan, neither the Company nor the Board, nor any person acting on behalf of the Company or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 12(b) shall limit the ability of the Board or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 21, 2007

The undersigned stockholder of Hercules Technology Growth Capital, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Manuel A. Henriquez and David M. Lund, and each of them, each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Ropes & Gray LLP located at One International Place, Boston, Massachusetts 02110 on June 21, 2007, at 10:00 a.m. Eastern Time and at all postponements or adjournments thereof, as indicated on this proxy.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE.

☐	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. The election of Manuel A. Henriquez as Director who will serve as Director of Hercules Technology Growth Capital, Inc. until 2010, or until his successor is elected and qualified.	FOR THE NOMINEE ☐	WITHHOLD AUTHORITY FROM THE NOMINEE ☐

2. The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for Hercules Technology Growth Capital, Inc. for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the amendment and restatement of the 2004 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve the amendment and restatement of the 2006 Non-Employee Director Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2, 3 and 4 and in the discretion of the proxies with respect to matters described in Proposal 5.

SIGNATURE	DATE	SIGNATURE	DATE

_____________________	________________	_____________________	_________
IF HELD JOINTLY

IMPORTANT:	Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.